                                                                    Exhibit 10.4


                                FUNDING AGREEMENT

                                      among

                  NEW YORK STATE URBAN DEVELOPMENT CORPORATION,

                 NEW YORK CITY ECONOMIC DEVELOPMENT CORPORATION,

                          BATTERY PARK CITY AUTHORITY,

                                       and

                          NEW YORK MERCANTILE EXCHANGE

                            Dated as of May 18, 1995

         Relative to the design, development, construction and equipping of the New York Mercantile Exchange Headquarters Project,
                      on the Premises identified as Site 15
                   in Battery Park City, Borough of Manhattan,
                                City of New York

                                TABLE OF CONTENTS

PREAMBLE..........................................................................................................          1

DEFINITIONS.......................................................................................................          5

ARTICLE ONE - TERM................................................................................................          18
           ss.1.1       Term......................................................................................          18

ARTICLE TWO - THE FUNDING.........................................................................................          19
           ss.2.1       Agreement to Fund the UDC Funds and the City Funds .......................................          19
           ss.2.1A      Agreement to Fund the BPCA Financing......................................................          20
           ss.2.2       Pre-Conditions to the Disbursement of Funds; Litigation...................................          21
           ss.2.3       Disbursements.............................................................................          28
           ss.2.4       The Public Parties' Right to Cease the Disbursement of the Funds and to
                        Terminate this Agreement upon Abandonment of Project......................................          33
           ss.2.5       Payment of Construction Monitor...........................................................          33

ARTICLE THREE - THE PROJECT WORK; PERFORMANCE, PROCUREMENT AND CONTRACT REQUIREMENTS..............................          35
           ss.3.1       General Provisions Regarding Design and Construction......................................          35
           ss.3.2       Procurement of Services and Goods.........................................................          37
           ss.3.3       Personnel.................................................................................          50
           ss.3.4       Liaison to Public Parties.................................................................          51
           ss.3.5       UDC Contact Person........................................................................          51
           ss.3.6       EDC Contact Person........................................................................          52
           ss.3.7       BPCA Contact Person.......................................................................          52

ARTICLE FOUR - CONDITIONS FOR DISBURSEMENT........................................................................          53
           ss.4.1       Initial Submissions by NYMEX..............................................................          53
           ss.4.2       Documentation for Disbursements on Account of Eligible Costs..............................          54
           ss.4.3       Project Budget............................................................................          60
           ss.4.4       BPCA's Disbursement of the BPCA Financing/BPCA's Provision of Credit
                        Enhancement for Alternative Financing.....................................................          61

ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES OF NYMEX............................................................          63
           ss.5.1       Organization; Standing....................................................................          63
           ss.5.2       Due Authorization; Enforceable Obligations................................................          63
           ss.5.3       Conflict under Other Documents............................................................          64
           ss.5.4       No Litigation.............................................................................          64
           ss.5.5       No Default................................................................................          64
           ss.5.6       No Burdensome Agreements..................................................................          65


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
           ss.5.7       Filing Statements and Reports.............................................................          65
           ss.5.8       Project Contracts.........................................................................          65

ARTICLE FIVE-A - REPRESENTATIONS AND WARRANTIES OF THE PUBLIC PARTIES AND THE CITY................................          66
           ss.5A.l      Organization; Standing....................................................................          66
           ss.5A.2      Due Authorization; Enforceable Obligation.................................................          66
           ss.5A.3      No Litigation.............................................................................          67
           ss.5A.4      No Burdensome Agreements..................................................................          68
           ss.5A.5      Representations and Warranties of the City................................................          68

ARTICLE SIX - COVENANTS...........................................................................................          70
           ss.6.1       Intentionally Omitted.....................................................................          70
           ss.6.2       Compliance with the Project Documents and Law; Legal Status...............................          70
           ss.6.3       Maintenance of and Compliance with Insurance Requirements.................................          70
           ss.6.4       Maintenance of Office.....................................................................          71
           ss.6.5       Compliance with Applicable Law............................................................          71
           ss.6.6       Assignment................................................................................          72
           ss.6.7       Maintenance of Records....................................................................          72
           ss.6.8       Other Information.........................................................................          73
           ss.6.9       Due Application of Funding Proceeds.......................................................          74
           ss.6.10      Liens.....................................................................................          75
           ss.6.11      Defects: Non-Conforming Work..............................................................          75
           ss.6.12      Satisfaction of Conditions................................................................          78
           ss.6.13      Tropical Hardwoods........................................................................          78
           ss.6.14      MacBride Principles.......................................................................          79
           ss.6.15      No Waiver of Compliance...................................................................          79
           ss.6.16.     Employment Information....................................................................          79

ARTICLE SEVEN - DEFAULT; TERMINATION..............................................................................          81
           ss.7.1       Events of Default.........................................................................          81
           ss.7.2       Default Remedies; Exculpation.............................................................          82
           ss.7.3       Termination...............................................................................          84

ARTICLE EIGHT - NOTICES ..........................................................................................          87
           ss.8.1       Notices...................................................................................          87

ARTICLE NINE - GENERAL CONDITIONS AND COVENANTS...................................................................          89
           ss.9.1       Satisfactory Proceedings..................................................................          89
           ss.9.2       Conflict of Interests.....................................................................          89
           ss.9.3       No Liability of Individuals...............................................................          90
           ss.9.4       Anti-Boycott Provisions...................................................................          90
           ss.9.5       Governing Law.............................................................................          91


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
           ss.9.6       Limited Liability of the Public Parties; Remedies in the
                        Event of a Public Party Default...........................................................          91
           ss.9.6A      Arbitration...............................................................................          94
           ss.9.7       Amendments................................................................................          98
           ss.9.8       Successors and Assigns....................................................................          99
           ss.9.9       Assignment of Funds.......................................................................          99
           ss.9.10      No Third Party Rights.....................................................................          99
           ss.9.11      Interpretation............................................................................          100
           ss.9.12      Captions..................................................................................          100
           ss.9.13      Indemnity.................................................................................          100
           ss.9.14      No Agency.................................................................................          103
           ss.9.15      Venue.....................................................................................          103
           ss.9.16      Investigations; Cooperation...............................................................          104
           ss.9.17      Assignment by EDC.........................................................................          109
           ss.9.18      Registration of Agreement.................................................................          110
           ss.9.19      Counterparts..............................................................................          110


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Atts: Appendix A   -    Schedule of Eligible Costs for Project Work
      Appendix B   -    Project Budget
      Appendix C   -    NYMEX's Certificate as to Subsisting Corporation
      Appendix D   -    NYMEX's Legal Opinion
      Appendix E   -    NYMEX's Secretary's Certificate
      Appendix F   -    Litigation
      Appendix G   -    UDC's Legal Opinion
      Appendix G-1 -    EDC's Legal Opinion
      Appendix G-2 -    BPCA's Legal Opinion
      Appendix G-3 -    City's Legal Opinion
      Appendix H   -    UDC's Directors Resolution
      Appendix H-1 -    EDC's Secretary's Certificate
      Appendix H-2 -    BPCA's Member's Resolution
      Appendix I   -    MacBride Principles Rider

      Exhibit A    -    Form List of Contractors
      Exhibit B    -    Investigation Forms
      Exhibit C-1  -    Form Design Contract Rider
      Exhibit C-2  -    Form Consulting Agreement Addendum Letter
      Exhibit C-3  -    Form Construction Contract Rider
      Exhibit C-4  -    Form M&E Contract Rider
      Exhibit D    -    Form Certificate of Specimen Signature
      Exhibit E    -    Form of Collateral Assignment
      Exhibit F    -    Form Certification to be Attached to Requisition
      Exhibit G    -    AIA Forms
      Exhibit H    -    Form Employment Questionnaire (Initial)
      Exhibit H-1  -    Form Employment Questionnaire (Annual)

      Schedule A   -    Accepted Design Professionals and Consultants


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      FUNDING AGREEMENT dated as of May 18, 1995 among NEW YORK STATE URBAN
DEVELOPMENT CORPORATION ("UDC"), a public benefit corporation of the State of New York, having an address at 1515 Broadway, New York, New York 10036, NEW YORK CITY ECONOMIC DEVELOPMENT CORPORATION ("EDC"), a local development corporation formed pursuant to Section 1411 of the Not-for-Profit Corporation Law of the State of New York, having its principal office at 110 William Street, New York, New York 10038, BATTERY PARK CITY AUTHORITY ("BPCA"), a public benefit corporation of the State of New York, having an address at One World Financial Center, Battery Park City, New York, New York 10281 and the NEW YORK MERCANTILE EXCHANGE, a corporation organized and existing under the Not-For-Profit Corporation laws of the State of New York, including its wholly owned subsidiary, Commodity Exchange, Inc. (collectively, "NYMEX"), having its principal office at Four World Trade Center, New York, New York 10048.

PREAMBLE:

                                   WTTNESSETH

      WHEREAS, BPCA is the owner of a fee interest (subject to a certain option to purchase held by The City of New York) in certain premises identified as Block 16, p/o Lot 3, on the Tax Map for the Borough of Manhattan, also identified as Site 15 in the Battery Park City area, as more particularly described in the Lease (the "Premises"); and

      WHEREAS, BPCA, as landlord, and NYMEX, as tenant, have entered into a ground lease dated as of the date hereof (the "Lease"), demising BPCA's interest in the Premises to NYMEX


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for NYMEX's use and occupancy in connection with, and development of, the
Project (as hereinafter defined); and

      WHEREAS, under the terms of the Lease, NYMEX is obligated to construct on the Premises, and operate, a new futures and options exchange trading facility and office building complex consisting of approximately 500,000 rentable square feet (of which NYMEX expects that (i) approximately 113,625 rentable square feet will be used for trading facilities, consisting of a trading floor, and computer facilities and other special improvements and support space supporting or enhancing the trading floor and related trading activities, and (ii) approximately 386,375 rentable square feet will be used for office space); and

      WHEREAS, in order to facilitate the Project, The State of New York (the "State"), through UDC, and The City of New York (the "City'), have agreed to fund to EDC, and EDC has agreed to fund to NYMEX, a certain portion of the costs associated with the Project Work (as hereinafter defined); and

      WHEREAS, UDC will make available to EDC funds in the amount of $5,000,000 (the "UDC Funds") for use, subject to the terms, conditions and limitations set forth in this Agreement, in connection with the Project Work; and

      WHEREAS, the City and EDC have entered into an Amended and Restated Contract dated as of June 30, 1994 (the "Consolidated Contract"), pursuant to which (i) the City will make available to EDC City capital budget funds in the amount of $123,686,000 (the "City Funds") for use, subject to the terms, conditions and limitations set forth in this Agreement, in connection with the Project Work, and (ii) EDC is authorized to contract for the disbursement of such funds and otherwise as may be necessary for the performance of the Project Work; and

      WHEREAS, in the event that NYMEX is not able to obtain Private Financing (as hereinafter defined) for the remainder of the costs of the Project Work not financed with the UDC Funds and the City Funds, BPCA has agreed, subject to the terms and conditions set forth in the Financing Letter (as hereinafter defined), the BPCA Financing Documents (as hereinafter defined) and this Agreement, to provide NYMEX with the BPCA Financing (as hereinafter defined) or a credit enhancement for the Alternative Financing (as hereinafter defined) to finance such other Eligible Costs of the Project Work not financed with the UDC Funds and the City Funds; and

      WHEREAS, pursuant to a Project Agreement dazed as of the date hereof (the "Project Agreement") among the Public Parties (as hereinafter defined), the Public Parties have agreed, among other things, that (i) UDC will make available to EDC the UDC Funds for EDC's disbursement, subject to the terms, conditions and limitations set forth in this Agreement and the Project Agreement, to NYMEX in connection with the Project, (ii) in the event that NYMEX is not able to obtain Private Financing, BPCA will make available to NYMEX, subject to the terms, conditions and limitations set forth in this Agreement, the Project Agreement and the BPCA Financing Documents, either the BPCA Financing for BPCA's disbursement or a credit enhancement for the Alternative Financing in connection with the Project, (iii) EDC will be responsible for the management and disbursement of the UDC Funds and the City Funds (the UDC Funds and the City Funds, constituting an amount equal to $128,686,000 in the aggregate, are hereinafter collectively referred to as the "Funding"), the monitoring of the progress of the Project Work, and the administration of this Agreement on a day-to-day basis until such time as the Funding has been fully disbursed, and
(iv) thereafter, in the event that BPCA Financing is made available, BPCA will be responsible for the management and disbursement of the BPCA


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

Financing, the monitoring of the progress of the Project Work, and the administration of this Agreement on a day-to-day basis until such time as the BPCA Financing has been fully disbursed or, in the event that Alternative Financing is made available and BPCA provides a credit enhancement for such Alternative Financing, BPCA will be responsible for the monitoring of the progress of the Project Work and the administration of this Agreement on a day-to-day basis until such time as the Alternative Financing has been fully disbursed; and

      WHEREAS, except as otherwise expressly provided in Section 11.05 of the Lease, NYMEX desires to contract independently for the performance of the Project Work, and not as an agent of the Public Parties; and

      WHEREAS, NYMEX has entered into, or has caused to be entered into, or intends to enter into or cause to be entered into, a contract or contracts (collectively, the "Design Contracts") for the engagement of (i) one or more Architects (as hereinafter defined), (ii) one or more Construction Managers (as hereinafter defined), (iii) the Owner's Representative (as hereinafter defined), and (iv) certain other Design Professionals (as hereinafter defined), the fees and expenses of which are to be paid for in whole or in part with the Funding and, if applicable, the BPCA Financing or the Alternative Financing; and

      WHEREAS, NYMEX has entered into, or has caused to be entered into, or intends to enter into or cause to be entered into, a contract or contracts or agreements (collectively, the "Consulting Agreements") for the engagement of certain Consultants (as hereinafter defined), the fees and expenses of which are to be paid for in whole or in part with the Funding and, if applicable, the BPCA Financing or the Alternative Financing; and


                                      -4-
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      WHEREAS, NYMEX intends to enter into, or cause its Construction Managers to enter into, Construction Contracts (as hereinafter defined) for the performance of the Construction Work (as hereinafter defined) which is to be paid for in whole or in part with the Funding and, if applicable, the BPCA Financing or the Alternative Financing; and

      WHEREAS, NYMEX intends to enter into, or cause to be entered into, M&E Contracts (as hereinafter defined) for the equipping of the Project which is to be paid for in whole or in part with the Funding and, if applicable, the BPCA Financing or the Alternative Financing; and

      WHEREAS, EDC desires to disburse the Funding to NYMEX for the purpose of financing the Eligible Costs (as hereinafter defined) of the Project Work in furtherance of its obligations under the Consolidated Contract and its corporate purpose of fostering economic development in the City; and

      WHEREAS, in the event BPCA Financing is made available, BPCA desires to disburse the BPCA Financing to NYMEX for the purpose of financing the Eligible Costs of the Project Work.

      NOW, THEREFORE, UDC, EDC, BPCA and NYMEX agree as follows:

                                   DEFINITIONS

      As used in this Funding Agreement, the following initially capitalized terms shall have the respective meanings indicated opposite each of them:

"Accounting
Principles"             The then current generally accepted accounting
                        principles consistently applied.


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"Additional Security
Deposit"                As defined in ss.2.2(a)(i)(3).

"Affiliate"             Any Person that directly or indirectly through one or
                        more intermediaries controls, is controlled by or is under common control with NYMEX. For purposes hereof, the term "control" (including the terms "controlled by" and "under common control with") shall mean the possession, direct or indirect, of a five percent (5%) or greater interest in NYMEX or any Person in which NYMEX has a five percent (5%) or greater interest;
                        provided, however, that in no event shall "control" by virtue of ownership of memberships on the "Exchange" (as such term is defined in the hereinafter defined
                        Occupancy Agreement) mean the possession, direct or indirect, of less than fifteen percent (15%) of the authorized and outstanding memberships on the Exchange.
                        An "Affiliate" of a Person other than NYMEX shall be determined using the same standard of control set forth herein with respect to NYMEX. Unless the context otherwise requires, any reference to an "Affiliate" in this Agreement shall be deemed to refer to an Affiliate of NYMEX.

"Agreement"             This Funding Agreement.

"Alternative
Financing"              Financing which (A) is for the Eligible Costs of the
                        Project Work that are not financed with the UDC Funds and the City Funds, in an amount not to exceed
                        $110,000,000 plus (x) up to three years capitalized interest, (y) a debt service reserve fund, and (z) the costs of the issuance of the bonds, (B) is in the form of either (i) private, conventional financing obtained by NYMEX, or (ii) bond financing provided by a governmental entity other than BPCA, and (C) includes credit enhancement by BPCA in accordance with the terms and conditions set forth therefor in the Financing
                        Letter and/or the BPCA Financing Documents.

"Arbiter"               As defined in ss.9.6A(a)(i).

"Architect(s)"          Skidmore, Owings & Merrill, and/or any other registered
                        architect, architectural firm, professional engineer, design professional or combined practice or association selected by NYMEX (and approved by the Public Parties, which approval shall not be unreasonably withheld or delayed, in accordance with the provisions of ss.3.2(b)(1) hereof) to perform certain architectural, design, engineering and construction contract administration services.


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"Article 78
Litigation"            Litigation that is pursued under Article 78 of the New
                       York State Civil Practice Laws and Rules and that seeks to invalidate or enjoin a governmental action or approval necessary for the Project, or the litigation in respect of the Project.

"Associated


Contractor"            Any Person with whom NYMEX or any Affiliate has "material
                       contracts" other than in connection with the Project.
                       "Material contracts" shall mean any contract or contracts for the performance of construction work or provision of services, the value of which is in excess of $100,000.

"BPCA"                 As defined in the first paragraph of this Agreement.

"BPCA-Financed
Construction
Contract"              Any Construction Contract which is to be financed in
                       whole or in part with the BPCA Financing.

"BPCA-Financed
Design Contract"/
"BPCA-Financed
Consulting
Agreement"             Any Design Contract and/or Consulting Agreement, as
                       applicable, which is to be financed in whole or in part with the BPCA Financing.

"BPCA-Financed
M&E Contract"          Any M&E Contract which is to be financed in whole or in
                       part with the BPCA Financing.

"BPCA Financing"       The funding, if any, to be provided by BPCA in
                       accordance with the terms of the Financing Letter, through a bond financing, on such terms and conditions as are set forth in the Financing Letter and the BPCA
                       Financing Documents, for those Eligible Costs incurred by NYMEX in connection with the Project Work which are in excess of the UDC Funds and the City Funds but not to exceed an amount equal to $110,000,000 plus (x) up to three years capitalized interest, (y) a debt service reserve fund, and (z) the costs of the issuance of the bonds.

"BPCA Financing
Documents"             Those certain agreements (other than the Financing
                       Letter) and/or indentures and/or other documents, if any, to be entered into relating to the


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                        BPCA Financing or the BPCA credit enhancement for the
                        Alternative Financing.

"Business Day"          Any day other than a Saturday, Sunday, or a day observed
                        as a holiday either the City, the State or the federal government

"City"                  As defined in the Preamble.

"City Funds"            As defined in the Preamble.

"City Comptroller"      As defined in ss.9.18.

"Civic Facilities"      As defined in Section 26.01 of the Lease.

"CM Costs"              The cost to NYMEX of Construction Management Services
                        (as hereinafter defined).

"Commencement
Date"                   As defined in ss.1.1.

"Completed
Cover Sheet"            As defined in ss.4.1.

"Consolidated
Contract"               As defined in the Preamble.

"Construction
Contracts"              Contracts entered into by NYMEX or Construction Managers
                        with Contractors for the performance of Construction
                        Work. Construction Contracts shall not include M&E
                        Contracts.

"Construction
Manager(s)"             Lehrer McGovern Bovis, and/or any other construction
                        manager selected by NYMEX (and approved by the Public
                        Parties, which approval shall not be unreasonably withheld or delayed, in accordance with the provisions of ss.3.2(b)(1) hereof), responsible for the performance of the Construction Management Services (as hereinafter defined).

"Construction
Management
Services"               The services relative to the Project Work performed by
                        the Construction Manager, including the performance of "general condition" items that are required by or associated with the Construction Work and whether such


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
                        services were or are performed during the pre-construction phase or the construction phase of the Project Work.

"Construction
Monitor" The Person employed by the Public Parties (and paid for as provided in ss.2.5 herein) to review Requisitions (as hereinafter defined) and monitor progress of the Project Work, the disbursement of the Funding and disbursement of the BPCA Financing, if any.

"Construction
Work" Any of the following activities undertaken or services performed by or behalf of NYMEX in order to construct the Project on the Premises prepare the building to be constructed on the Premises for occupancy, make the trading floor operational: (i) construction activities (including without limitation, the performance of any site work on the Premises, construction of any the foundation-related improvements on the Premises, the construction and fitting out and making reading for occupancy of the new building on the Premises); (ii) purchasing and/or leasing of materials, fixtures and M & E; and (iii) testing, debugging, commissioning, fabrication and installation of materials, fixtures and M&E into the new building the Premises and into the Support Facilities as such term is hereinafter defined.

"Consultant(s)"         Any professional consultant (other than the Design
                        Professionals) engaged by NYMEX pursuant to Consulting
                        Agreements (including, without limitation, any real estate advisor or consultant (e.g. Goldman Sachs); any development consulting firm (e.g. Bennis & Reissman);
                        any technology consultant (e.g. a computer or communications or floor trading consultant or expert);
                        any electrical consultant; and any attorneys).

"Consulting
Agreements"             As defined in the Preamble.

"Contractor(s)"         Any contractor engaged by NYMEX pursuant to Construction
                        Contracts and/or M&E Contracts.

"Corrective Work"       As defined in ss.6.11(b).

"Credit-Enhanced
Contract"               Any Design Contract and/or Consulting Agreement or
                        Construction Contract which is to be financed in whole or in part with Alternative Financing.


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

"Defaulting Party"      As defined in ss.9.6(b).

"Design
Contracts"              As defined in the Preamble.

"Design and/or
Consulting
Services"               Any activities undertaken or services performed by the
                        Design Professionals and/or Consultants on behalf of NYMEX in connection with the Project, including, without limitation, the provision of engineering services or other professional services for the Project, the coordination of design functions among the various
                        Design Professionals and/or Consultants for the development of the Project, and the overall administration, management and supervision of the Project, and whether such activities or services were or are undertaken or performed during the pre-construction phase or the construction phase of the Project Work.

"Design
Guidelines"             As defined in the Lease.

"Design
Professionals"          The Architects, the Construction Managers, the Owner's
                        Representative, and any engineers or any other professionals engaged by NYMEX to perform professional design, engineering and/or contract administration and supervision services relative to the Project Work.

"Dispute Notice"        As defined in ss.9.6A(a)(i).

"EDC"                   As defined in the first paragraph of this Agreement.

"Eligible
Costs"                  (i)   With respect to the City Funds, Eligible Costs
                              shall mean those costs, fees and expenses described in Appendix A-1 attached hereto and made a part hereof and incurred by or on behalf of NYMEX in connection with the Project, and any other costs, fees and expenses incurred by or on behalf of NYMEX in connection with the Project that may be determined by EDC to be "capital eligible" (in either case, whether such costs were incurred before, during or after construction);

                        (ii) With respect to the UDC Funds, Eligible Costs shall mean those costs, fees and expenses described in Appendix A-1 attached hereto and made a part hereof and incurred by or on behalf of NYMEX in connection with the Project, and any other costs, fees and


                                      -10-
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                              expenses incurred by or on behalf of NYMEX in
                              connection with the Project that may be approved by UDC (in either case, whether such costs were incurred before, during or after construction); and

                        (iii) With respect to the BPCA Financing or Alternative
                              Financing, Eligible Costs shall mean those costs, fees and expenses described in Appendix A-1 attached hereto and made a part hereof and incurred in connection with the Project, and any other costs, fees and expenses incurred by or on behalf of NYMEX in connection with the Project that may be approved by BPCA (in either case, whether such costs were incurred before, during or after construction).

"Events of
Default"                Those events set forth in ss.7.1.

"Federal Courts"        As defined in ss.9.15.

"Financing
Letter" That certain letter dated as of the date hereof between NYMEX and BPCA concerning the provision of BPCA Financing or BPCA credit enhancement for the Alternative Financing in the event that NYMEX is unable to obtain Private Financing.

"First Requisition
Amount"                 As defined in ss.2.2(a)(i)(1).

"Funding"               As defined in the Preamble.

"Governmental
Authorities"            The United States of America, the State, the City and
                        any agency, department, legislative body, commission, board, bureau, instrumentality, political subdivision or public benefit corporation of any of the foregoing, now existing or hereafter created, having jurisdiction over the Premises or any portion thereof.

"Hard Costs"            The aggregate of the costs incurred by or on behalf of
                        NYMEX in connection with the Construction Work.

"Hard Costs
Requisition"            As defined in ss.4.2(a)(2)(ii).


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"Indemnified
Parties" The State, the City, UDC, EDC, BPCA and each of their respective agents, officers, directors, officials, members and employees.

"Injunction"            As defined in ss.2.2(c)(i).

"Late Charge
Rate" The Prime Rate (as such term is defined in the Occupancy Agreement) plus five percent (5%).

"Lease"                 As defined in the Preamble.

"Lease Execution
Date" The date on which the Lease has been fully executed and unconditionally delivered by BPCA and NYMEX.

"M&E" Machinery, equipment, office furniture and other items of tangible and intangible personal property (e.g. mainframe, peripheral and personal computers, computer software, telecommunications equipment, graphics systems, telephone systems and audio visual equipment), but excluding ordinary office supplies, purchased and/or leased by or on behalf of NYMEX and tested and installed at the Premises or at the Support Facilities, and to be used in support of NYMEX's operations at the Premises.

"M&E Contracts"         Contracts and/or leases entered into by NYMEX with
                        suppliers, or invoices or purchase orders, for the purchase, lease, design, fabrication, installation, testing, debugging and commissioning of M&E.

"M&E Costs"             The costs paid by NYMEX under M&E Contracts.

"M&E Requisition"       As defined in ss.4.2(a)(3)(i).

"New York State
Courts"                 As defined in ss.9.15.

"Non-Renewal
Notice"                 As defined in ss.2.2(a)(ii).

"NYMEX"                 As defined in the Preamble.

"NYMEX's
Authorized
Representative"         The Person selected by NYMEX that is legally authorized
                        to sign Requisitions on behalf of NYMEX.

"Occupancy
Agreement"              The agreement dated as of the date hereof, among the
                        City, UDC, EDC, BPCA and NYMEX, regarding the occupancy of the new building to be constructed by NYMEX on the Premises.

"Owner's
Representative"         Forest City Ratner Companies, or any other Person
                        selected by NYMEX (and approved by the Public Parties, which approval shall not be unreasonably withheld or delayed, in accordance with the provisions of ss.
                        3.2(b)(1) hereof) to perform certain development services on behalf of NYMEX during the pre-development phase and construction phase of the Project Work.

"Owner's
Representative's
Costs"                  The cost to NYMEX of the Owner's Representative's
                        Services.

"Owner's
Representative's
Services"               The services relative to the Project Work performed by
                        the Owner's Representative.

"Party" or
"Parties"               UDC, EDC, BPCA and/or NYMEX.

"Person" An individual, corporation, partnership, joint venture, estate, trust, unincorporated association; any federal, state, county or municipal government or any bureau, department or agency thereof; and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Plans and
Specifications"         As defined in ss.3.1(a).

"Predevelopment
Work" Any activities undertaken or services performed by or on behalf of NYMEX prior to the commencement of construction of the Project (including, without limitation, the Design and/or Consulting Services, the Owner's Representative Services, legal services and any soil tests, land surveys and land appraisals undertaken in connection with the Project Work).

"Premises"              As defined in the Preamble.

"Private Financing"     Financing for the remainder of the costs of the Project
                        Work that are not financed with the UDC Funds and the City Funds, that is obtained by NYMEX from private sources and is secured by the general revenues of NYMEX and/or by the grant of a first leasehold mortgage and that is not credit enhanced by BPCA.

"Prohibited
Persons"                As defined in ss.3.2(b)(4).

"Project"               The planning, design, development, construction,
                        equipping, financing and operation of a new futures and options exchange trading facility and office building on the Premises and ancillary activities supportive of NYMEX's operations at the Premises within the Support
                        Facilities.

"Project
Agreement"              As defined in the Preamble.

"Project Budget"        As defined in ss.4.3.

"Project
Contracts"              The M&E Contracts, the Construction Contracts, the
                        Design Contracts, the Consulting Agreements, and any other contracts entered into by or on behalf of NYMEX for the performance of the Project Work.

"Project
Documents"              This Agreement, the Lease, the Occupancy Agreement, the
                        Financing Letter, the BPCA Financing Documents and any other agreements or indentures between NYMEX and one or more of the Public Parties and by which NYMEX is bound relating to the Premises or the Project or the financing thereof. Project Documents shall not include Project
                        Contracts.

"Project Work"          Collectively, any (i) Predevelopment Work, (ii) Design
                        and/or Consulting Services, and (iii) Construction Work
                        (including, without limitation, the purchase, lease, fabrication, installation, testing, debugging and commissioning of M&E for use in connection with, or in support of, the Project and NYMEX's operations at the Premises including the testing, debugging and commissioning of such M&E at the Support Facilities), all in accordance with this Agreement and the Plans and Specifications and whether or not paid for with the Funding and/or the BPCA Financing, if available.

"Public-Funded
Construction
Contract"               Any Construction Contract which is to be funded in whole
                        or in part with the Funding.

"Public-Funded
Design Contract"/
"Public-Funded
Consulting
Agreement"              Any Design Contract and/or Consulting Agreement, as
                        applicable, which is to be funded in whole or in part with the Funding.

"Public-Funded
M&E Contract"           Any M&E Contract which is to be funded in whole or in
                        part with the Funding.

"Public Parties"        UDC, EDC and BPCA collectively.

"Questionnaire
(Annual)"               As defined in ss.6.16(b).

"Questionnaire
(Initial")              As defined in ss.6.16(a).

"Requisition"           Any one, any two or all of a Hard Cost Requisition, a
                        Soft Cost Requisition (as hereinafter defined) and an M&E Requisition.

"Retainage"             As defined in ss.2.3(a)(4).

"Sales Tax Letter"      As defined in Section 11.05 of the Lease.

"Security Deposit"      As defined in ss.2.2(a)(i)(1).

"Security Deposit
Increase Date"          As defined in ss.2.2(a)(i)(2).

"Soft Costs"            The aggregate of the costs incurred by or on behalf of
                        NYMEX in connection with Design and/or Consulting
                        Services wad financing costs incurred by NYMEX in connection with the Project Work.

"Soft Costs
Requisition"            As defined in ss.4.2(a)(1)(i).

"Staging Area"          The "Storage/Staging Area" and/or the "Supplemental
                        Staging Area" (as such terms are defined in that certain
                        Letter Agreement dated as of the date hereof between BPCA and NYMEX), provided that, for purposes of this Agreement, in no event shall a Staging Area be considered to be "off-site".

"Substantially
Completed"              As defined in Section 11.04 of the Lease.

"Support
Facilities"             Those facilities owned or leased by NYMEX in New York
                        City and identified as 22 Cortlandt Street and 4 World
                        Trade Center, which facilities are ancillary to and in support of the primary business operations of NYMEX at the Premises.

"Term"                  As defined in ss.1.1.

"Total Project
Costs" The estimate, contained in the Project Budget submitted by NYMEX in accordance with ss.4.3(a) hereof and any amendments thereto submitted by NYMEX in accordance with ss.4.3(b) hereof, of all the projected costs necessary to complete the Project Work; provided, however, that for purposes of determining the Total Project Costs in connection with ss.2.2(a)(i)(3) hereof only, such Total Project Costs shall not include the cost of three years capitalized interest, a debt service reserve fund or the costs of issuing bonds (it being understood that the exclusion described in the foregoing proviso shall not apply with respect to the requirement that NYMEX set forth all costs of the Project Work in the Project Budget).

"UDC"                   As defined in the first paragraph of this Agreement.

"UDC Funds"             As defined in the Preamble.

"Unavoidable
Delays" Delays in connection with the Project Work due to (i) strikes, (ii) lockouts, (iii) work stoppages, (iv) labor jurisdictional disputes, (v) acts of God, (vi) inability to obtain labor or materials due to governmental preemptions or restrictions (other than governmental restrictions which NYMEX is bound to observe pursuant to
                        Article 40 of the Lease), (vii) enemy action, (viii) riot, (ix) other civil commotion, fire, casualty or other causes beyond the reasonable control of NYMEX (not including NYMEX's insolvency or financial condition),
                        (x) the failure of UDC or the City to make available to EDC, in accordance with the provisions of this Agreement, the UDC

                        Funds or the City Funds, respectively, or any portion thereof, (xi) the failure of EDC to disburse the UDC Funds or the City Funds or any portion thereof in accordance with the provisions of this Agreement, (xii) a Financing Delay (as defined in the Lease), (xiii) to the extent applicable, the failure of BPCA to disburse the BPCA Financing in accordance with the provisions of this Agreement and the BPCA Financing Documents, (xiv) the failure of BPCA to complete any Civic Facilities work required to be performed by BPCA in accordance with
                        Article 11 and Article 26 of the Lease, (xv) interferences with the Project Work caused by BPCA performing construction work in the vicinity of the Project, and (xvi) NYMEX's failure to obtain Private Financing in accordance with the provisions of the Financing Letter. NYMEX shall use its best efforts to notify EDC (if EDC is then administering this Agreement) or BPCA (if BPCA is then administering this Agreement) in writing of the occurrence of any such Unavoidable Delay not later than thirty (30) days after NYMEX knows of the same.

                               ARTICLE ONE - TERM

      ss.1.1 Term. The term of this Agreement (the "Term") shall commence upon the date (the "Commencement Date") on which both of the following conditions shall have been satisfied: (1) the execution of this Agreement by all the Parties hereto and the unconditional delivery of this Agreement by each Party to the other Parties, and (2) the execution and unconditional delivery of the Lease and the Occupancy Agreement. The Term shall expire upon the earlier to occur of
(i) the complete disbursement of the Funding, the BPCA Financing (if applicable) or the Alternative Financing (if applicable), (ii) the date on which NYMEX shall, in accordance with the terms of the Occupancy Agreement, have "abandoned" (as such term is defined and described in Section 2 of the Occupancy Agreement) the Project, (iii) the termination of the Lease, or (iv) the earlier termination of this Agreement as hereinafter provided.

                            ARTICLE TWO - THE FUNDING

      ss.2.1 Agreement to Fund the UDC Funds and the City Funds. (a) Subject to the terms, conditions, representations and warranties contained in this Agreement, UDC agrees to make available to EDC, for disbursement by EDC to NYMEX in accordance with the provisions of this Agreement, the UDC Funds.

      (b) The City, by executing this Agreement for purposes of this ss.2.1(b) and ss.5A.5 hereof only, agrees (i) to make available to EDC, for disbursement by EDC to NYMEX in accordance with the provisions of this Agreement, $123,686,000 of City capital budget funds under the Consolidated Contract, and
(ii) that, in the event that it does not make the City Funds available to EDC pursuant to ss.2.1(b)(i) above, the City nevertheless will transfer or cause to be transferred the full amount of the City Funds directly to NYMEX in accordance with the procedures outlined in this Agreement.

      (c) Subject to the terms, conditions, representations and warranties contained in this Agreement and the Project Agreement and in accordance with the terms and conditions of this Agreement, EDC agrees to disburse the UDC Funds and the City Funds, on behalf of itself and UDC, to NYMEX, in an amount equal to $128,686,000. NYMEX agrees to accept the UDC Funds and the City Funds and to apply the proceeds of the UDC Funds and the City Funds solely to Eligible Costs incurred by NYMEX in connection with the Project Work.

      (d) The full amount of the UDC Funds and the City Funds comprises the entire amount that EDC shall be required to disburse under this Agreement for any and all costs, fees or expenses of NYMEX in any way connected with the Project Work and the Project. (Nothing contained in the foregoing sentence shall operate to prevent, impede or otherwise affect BPCA's obligation, as set forth in this Agreement, the Financing Letter and the BPCA Financing Documents, to provide NYMEX with the BPCA Financing or a credit enhancement for the Alternative Financing if such becomes necessary as a result of NYMEX's inability to obtain Private Financing.) NYMEX acknowledges that none of the Public Parties has represented or warranted that the UDC Funds and the City Funds will be sufficient to pay for the entire cost of the Project Work or the Project. NYMEX agrees that to the extent that Eligible Costs and all other costs incurred in connection with the Project Work exceed the aggregate amount of the UDC Funds and the City Funds for any reason, such costs will not be paid for by UDC, the City or EDC. The Parties acknowledge that the UDC Funds and the City Funds are not a fee or other compensation earned by or paid to NYMEX.

      ss.2.1A Agreement to Fund the BPCA Financing. (a) If, in accordance with the terms and conditions of ss.2.2(b) of this Agreement, the Financing Letter and the BPCA Financing Documents, BPCA Financing shall become available, then, subject to the terms, conditions, representations and warranties contained in this Agreement and the BPCA Financing Documents, BPCA agrees to disburse the BPCA Financing to NYMEX.

      (b) The amount of the BPCA Financing comprises the entire amount that BPCA shall be required to disburse under this Agreement for any and all costs, fees or expenses of NYMEX in any way connected with the Project Work and the Project. NYMEX acknowledges that none of the Public Parties has represented or warranted that the BPCA Financing will be sufficient to pay for the remainder of the Eligible Costs of the Project Work not financed with UDC Funds and City Funds.

      ss.2.2 Pre-Conditions to the Disbursement of Funds; Litigation. (a) (i) EDC shall not be required to:

      (1) disburse any of the Funding pursuant to the first Requisition unless, simultaneously with such disbursement, NYMEX delivers to BPCA, on behalf of the Public Parties, either (A) an irrevocable letter of credit in form and substance, and issued by a financial institution, reasonably acceptable to BPCA and otherwise subject to and in accordance with the terms of Article 42 of the Lease, or (B) cash or other security or marketable instruments reasonably acceptable to BPCA, and otherwise subject to and in accordance with the terms of Article 42 of the Lease (such letter of credit, cash or other form of security is hereinafter referred to as the "Security Deposit"), such Security Deposit to be in an amount (the "First Requisition Amount") equal to the amount disbursed by EDC to NYMEX pursuant to such first Requisition but in no event to exceed $10,000,000; or

      (2) if the First Requisition Amount is less than $10,000,000, disburse any additional Funding after the disbursement of the First Requisition Amount in excess of $500,000 in the first instance or in excess of aggregate incremental amounts of $500,000 thereafter, unless, simultaneously with the disbursement of Funding after the disbursement of the First Requisition Amount in excess of $500,000 and each additional aggregate incremental amount of $500,000 thereafter, NYMEX increases the amount of the Security Deposit by $500,000 (each time that NYMEX so increases the amount of the Security Deposit is hereinafter called the "Security Deposit Increase Date") until the total of such Security Deposit equals $10,000,000, it being understood that if, pursuant to any Requisition submitted after the disbursement of the First Requisition Amount or after any Security Deposit Increase Date, the amount NYMEX is then requesting to disburse is, together with any previous disbursements made by EDC after the disbursement of the First Requisition Amount or after any Security Deposit Increase Date (as applicable), less than $500,000, EDC shall disburse Funding pursuant to such Requisition without NYMEX having to increase, or further increase, the amount of the Security Deposit (for example: if the First Requisition Amount was equal to $2,000,000 and, simultaneously with the disbursement of $2,000,000 of the Funding, NYMEX, in accordance with (1) above, delivered a Security Deposit in the amount of $2,000,000 to BPCA; the second Requisition requested disbursement of $50,000; the third Requisition requested disbursement of $300,000; the fourth Requisition requested disbursement of $200,000; and the fifth Requisition requested disbursement of $450,000; then EDC shall disburse the $50,000 requested pursuant to the second Requisition and the $300,000 requested pursuant to the third Requisition without NYMEX having to increase the Security Deposit, but EDC shall not disburse the amounts requisitioned pursuant to the fourth and fifth Requisitions unless simultaneously with EDC's disbursement of the $200,000 pursuant to the fourth Requisition, NYMEX increases the amount of the Security Deposit to $2,500,000 and simultaneously with EDC's disbursement of the $450,000 pursuant to the fifth Requisition, NYMEX increases the amount of the Security Deposit to $3,000,000); or

      (3) disburse any of the Funding at any time if any amendment to the Project Budget, submitted by NYMEX pursuant to ss.4.3(b) hereof, contains an estimate of Total Project Costs that exceeds $245,500,000, unless, simultaneously with the submission of such amended Project Budget, NYMEX delivers to EDC, on behalf of the Public Parties, an additional letter of credit, cash or other form of security (the "Additional Security Deposit") in substantially the same form and subject to those conditions set forth in ss.2.2(b) hereof, or an increase to the Additional Security Deposit if the Additional Security Deposit has already been delivered, in an amount equal to $250,000 for each $500,000 of Project costs in excess of $245,000,000 that is estimated on any such amended Project Budget; provided, however, that at such time as any amendment to the Project Budget contains an estimate of Total Project Costs that exceeds $275,500,000, NYMEX shall deliver the Additional Security Deposit to EDC (or increase the Additional Security Deposit, if the Additional Security Deposit has already been delivered), in an amount equal to $250,000 for each $500,000 of Project costs in excess of $245,000,000 but less than $275,000,000, and $500,000 for each $500,000 of Project costs in excess of $275,000,000.

      If NYMEX fails to deliver the Security Deposit and/or the Additional Security Deposit in the amount required, or fails to increase the amount of such Security Deposit and/or such Additional Security Deposit, all as required pursuant to this ss.2.2(a)(i), EDC shall have the right to withhold the disbursement of the Funding until the requirements of this ss.2.2(a)(i) have been satisfied.

      (ii) The Additional Security Deposit shall be in the form of either (A) an irrevocable letter of credit issued and drawn upon a commercial bank which is a member of the New York Clearinghouse Association, reasonably acceptable to EDC, with offices for banking purposes in New York City (which letter of credit shall have a term of not less than one year, be in form and content satisfactory to EDC, and be for the account of EDC), or (B) cash or other security or marketable instrument reasonably acceptable to EDC.

      If the Additional Security Deposit is in the form of a letter of credit, such letter of credit shall provide that:

            (I) The issuing bank shall pay to EDC or its duly authorized representative an amount up to the face amount of the letter of credit upon presentation of the letter of credit and a sight draft in the amount to be drawn; and

            (II) The letter of credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each, unless the issuing bank sends written notice (the "Non-Renewal Notice") to EDC by certified or registered mail, return receipt requested, at least thirty (30) days prior to the expiration date of the letter of credit, to the effect that it elects not to have such letter of credit renewed.

EDC, after receipt of the Non-Renewal Notice, shall have the right to draw the entire amount of the letter of credit and to hold the proceeds as a cash security deposit pursuant to the terms hereof until such time as NYMEX delivers to EDC a replacement letter of credit complying with the terms hereof.

      If the Additional Security Deposit is in the form of cash, such cash shall be placed in a separate, interest bearing account in a bank located in New York City, reasonably acceptable to EDC, which account shall provide for the right of EDC to access such account and withdraw funds therefrom in accordance with the terms of this Agreement. NYMEX shall pay all fees, costs or other charges imposed by the bank in which such account is located or any other expense incurred, in connection with the establishment and administration of the account. Any interest accrued on the cash deposited in such account shall be payable to NYMEX.

      If the Additional Security Deposit is in the form of securities or other marketable instruments, such securities or other marketable instruments shall be held by EDC, Chemical Bank or another escrow agent reasonably approved by EDC, pursuant to an escrow agreement in a form reasonably satisfactory to EDC. NYMEX shall pay all fees, costs or other charges imposed by Chemical Bank or any other escrow agent approved in accordance herewith or any other expense incurred in connection with the establishment and administration of the escrow account.

      (iii) The Additional Security Deposit shall remain in place and in full force and effect until the date that is the earlier to occur of the date on which either (x) the Project Work is Substantially Completed, (y) the termination of this Agreement pursuant to ss.2.2(c)(iii) or ss.9.6(b) hereof, or
(z) the termination of this Agreement pursuant to Article 43 of the Lease. EDC shall have the right to draw on the Additional Security Deposit under the circumstances and subject to the provisions set forth in ss.7.3 hereof

      (b) (i) On the earlier to occur of (x) the date which is six (6) months prior to the date on which NYMEX estimates (as evidenced by the drawdown schedule to be furnished by NYMEX to EDC in accordance with ss.4.3 hereof) that the entire amount of the Funding shall have been disbursed to NYMEX pursuant to this Agreement, and (y) the date on which EDC shall have disbursed $65,000,000 of the Funding to NYMEX, NYMEX shall have notified the Public Parties, in writing, as to whether it believes it will be able to obtain Private Financing, and (1) if at believes it will be able to obtain Private Financing, such notification shall be accompanied by the letter described in ss.2.2(b)(ii) below, and (2) if it believes it may not be able to obtain Private Financing, such notification shall be accompanied by a written request, to BPCA, to provide BPCA Financing or credit enhancement for Alternative Financing. If NYMEX fails to satisfy the conditions described above, it will be assumed that NYMEX has requested BPCA to provide BPCA Financing or credit enhancement for Alternative Financing, and NYMEX shall supply BPCA with reasonably requested material with which to evaluate such financing request. If NYMEX fails to deliver to BPCA the requested material within thirty (30) days of the date NYMEX should have delivered notification to the Public Parties of (1) or (2) above, BPCA shall notify the Public Parties promptly of such failure and upon such notification, EDC shall have the right to withhold the disbursement of the Funding from the date of notification by BPCA until, and if, such material is actually delivered in full.

      (ii) If NYMEX shall, in accordance with ss.2.2(b)(i) above, have notified the Public Parties that it believes it will be able to obtain Private Financing, NYMEX will submit to the Public Parties a letter from Morgan Stanley & Co., Inc. (or other investment bank or financial advisor reasonably acceptable to the Public Parties) stating the basis for this belief. Thereafter, NYMEX will furnish to the Public Parties monthly reports on its efforts to arrange Private Financing and otherwise keep the Public Parties advised of its efforts to arrange Private Financing. In addition, NYMEX shall, at the request of the Public Parties, together with its investment banker or financial advisor, meet with the Public Parties to review the status of the

Private Financing. If NYMEX receives a commitment for Private Financing from a financing source, NYMEX shall provide a copy of such commitment to the Public Parties. If NYMEX receives a credit rating from a credit rating agency, NYMEX shall provide a copy of the credit rating letter to the Public Parties.

      (iii) If NYMEX shall, in accordance with ss.2.2(b)(i) above, have notified the Public Parties that it believes it will not be able to obtain Private Financing and shall have requested BPCA to provide BPCA Financing or credit-enhancement for Alternative Financing, thereafter, NYMEX will cooperate and work diligently with BPCA to arrange such BPCA Financing or Alternative Financing, including applying for a credit rating from a credit rating agency. At such time, NYMEX shall also furnish BPCA with the basic credit documents that it has developed in connection with its efforts to secure financing; provided, however, that NYMEX need not furnish such basic credit documents if it provides reasonably satisfactory evidence that it has arranged to obtain the financing it requires to advance the Project Work to completion.

      (c)(i) EDC shall be obligated to disburse the Funding notwithstanding the pendency of Article 78 Litigation and notwithstanding the fact that the statute of limitations relative to the commencement of (or the time within which to appeal an adjudication of) any Article 78 Litigation has not been tolled. Notwithstanding the foregoing, in no event shall EDC be obligated to disburse any portion of the Funding while an injunction prohibiting the State, the City, UDC, EDC or BPCA from advancing the Funding or prohibiting NYMEX from constructing the Project (an "Injunction") is in effect.

      (ii) If EDC does not disburse, or ceases to disburse the Funding as a result of the existence of an Injunction as described in ss.2.2(c)(i) above, then, within twenty (20) days after the removal of such Injunction by a judicial authority authorized to do so, EDC shall be required to commence (or, if EDC has ceased the disbursement of the Funding upon the procurement of an Injunction, recommence) the disbursement of the Funding in accordance with ss.2.3 hereof.

      (iii) Notwithstanding anything to the contrary contained in ss.2.2(c)(ii) above, in the event that either (A) a permanent Injunction has been granted and all appeals seeking to remove such Injunction have been denied or the time period for bringing such appeals has expired, or (B) a temporary Injunction remains in effect for a period of twelve (12) months or longer, then each of the Public Parties and NYMEX shall have the right, in accordance with and as more fully described in ss.7.3(a) hereof, to terminate this Agreement by written notice to the other. Upon the termination of this Agreement in accordance with this ss.2.2(c)(iii), BPCA shall return the Security Deposit to NYMEX in accordance with the provisions of Section 42.01 of the Lease.

      (iv) NYMEX agrees that it will cooperate with the Public Parties in the defense of any Article 78 Litigation. The Public Parties agree to (A) defend any
Article 78 Litigation at their expense, (B) keep NYMEX advised and current as to the status of any Article 78 Litigation, and (C) copy NYMEX on correspondence or court papers they receive or deliver in connection with any Article 78 Litigation.

      ss.2.3 Disbursements. (a) Subject to satisfaction of, and/or compliance with, the terms and conditions of ss.2.2(a) and ss.2.2(b) hereof and the other applicable terms and conditions of this Agreement and the Project Agreement, and subject to the right of EDC to not disburse, or cease the disbursement of, the Funding as a result of the existence of an Injunction as described in ss.2.2(c)(i) hereof, EDC shall disburse the Funding to NYMEX as follows:

      (1) With respect to Soft Costs, other than CM Costs and Owner's Representative Costs, after receipt by EDC of all items required by ss.4.2(a)(1) hereof, (A) in the case of the first disbursement pursuant to the first Requisition, in an amount equal to the portion of the Soft Costs actually incurred by NYMEX prior to the date of such Requisition which are Eligible Costs, and (B) in all other cases, in monthly installments equal to the amount of the portion of the Soft Costs actually incurred by NYMEX for the previous month which are Eligible Costs;

      (2) With respect to CM Costs, after receipt by EDC of all applicable items required by ss.4.2(a)(1) hereof (provided, however, that if the Construction Manager's contact shall not have been executed and delivered (but shall be the subject of negotiation) at the time of the submission of a Requisition, then after receipt by EDC of an executed and delivered letter agreement between NYMEX and the Construction Manager setting forth the essential terms of the contract, including the scope of work to be performed by the Construction Manager and a payment or fee schedule, which letter agreement shall be binding upon NYMEX and the Construction Manager), (A) in the case of the first disbursement pursuant to the first Requisition, in an amount equal to the portion of the CM Costs actually incurred by NYMEX prior to the date of such Requisition which are Eligible Costs, and (B) in all other cases, in monthly installments equal to the portion of the CM Costs for the previous month, calculated based on the Construction Manager's fee schedule attached to the Construction Manager's contract (or letter agreement), which are Eligible Costs;

      (3) With respect to Owner's Representative Costs, after receipt by EDC of all applicable items required by ss.4.2(a)(1) hereof (provided, however, that if the Owner's Representative's contract shall not have been executed and delivered (but shall be the subject of negotiation) at the time of the submission of a Requisition, then after receipt by EDC of an executed and delivered letter agreement between NYMEX and the Owner's Representative setting forth the essential terms of the contract, including the scope of work to be performed by the Owner's Representative and a payment or fee schedule, which letter agreement shall be binding upon NYMEX and the Owner's Representative), (A) in the case of the first disbursement pursuant to the first Requisition, in an amount equal to the portion of the Owner's Representative Costs actually incurred by NYMEX prior to the date of such Requisition which are Eligible Costs, and (B) in all other cases, in monthly installments equal to the portion of the Owner's Representative Costs for the previous month, calculated based on the Owner's Representative's fee schedule attached to the Owner's Representative's contract (or letter agreement), which are Eligible Costs;

      (4) With respect to Hard Costs, after satisfaction by NYMEX of all the conditions set forth in ss.3.1 hereof and after receipt by EDC of all items required by ss.4.2(a)(2) hereof, in installments equal to (i) the product of (A) the total Eligible Costs of each trade attributable to the Construction Work and (B) the percentage of such trade's work then completed (as certified by an Architect and approved by the Construction Monitor), less (ii) with respect to each trade, the sum of (A) either, at NYMEX's option, five percent (5%) retainage for all the work performed by such trade pursuant to its Construction Contract, or ten percent (10%) retainage for the first fifty percent (50%) of the work performed by such trade pursuant to its Construction Contract (any amounts retained as described in (A) above are hereinafter referred to as the "Retainage"), the Retainage being subject to disbursement as set forth in ss.2.3(a)(5) below, (B) the total amount previously disbursed by EDC hereunder with respect to such trade, and (C) the total amount otherwise previously disbursed to NYMEX for Construction Work that at the time of the disbursement request was ineligible for reimbursement with the Funding pursuant to any provision of this Agreement and as to which EDC has given NYMEX notice;

      (5) With respect to the Retainage, within ten (10) Business Days after the work to be performed pursuant to such trade's Construction Contract has been substantially completed (as certified by the Architect and the Construction Manager and as approved by the Construction Monitor); and

      (6) With respect to M&E Costs, after receipt by EDC of all items required by ss.4.2(a)(3) hereof, in an amount equal to the Eligible Costs stated on the purchase order or invoice for such M&E and actually incurred by NYMEX; provided that with respect to M&E not yet delivered to the Premises or any Staging Area and accepted by NYMEX, such amount shall not exceed the amount set forth in ss.3.2(e)(iii) hereof.

Notwithstanding any provision to the contrary contained in this Agreement, costs paid to or incurred by any Design Professional, Consultant and/or Contractor that is an Associated Contractor or an Affiliate shall be subject to reimbursement under this Agreement only to the extent that such costs do not exceed an amount, to be reasonably determined by EDC, that would have been paid to an unrelated party in an arms-length transaction.

      (c) Except as otherwise set forth in ss.4.4 hereof, all disbursements shall be made by check at the principal office of EDC, or at such other place within New York City as EDC may designate. At NYMEX's request, disbursements may be made by wire transfer to a bank located within New York City, provided that all costs and fees associated with such wire transfer are paid for by NYMEX. Disbursement requests shall be submitted within the time periods and in the manner provided therefor in Article 4.

      (d) With respect to Hard Costs and M&E Costs, no portion of the Funding shall be advanced for materials not incorporated into the Premises or into the Support Facilities other than materials (i) as to which NYMEX (or, in accordance with Section 11.05 of the Lease, BPCA) has acquired title, (ii) are properly stored on the Premises or on any permitted Staging Area or off-site, and secured and insured against theft and damage to the reasonable satisfaction of EDC, and
(iii) with respect to materials stored off-site, are properly identified as materials relating to the Project and segregated to the reasonable satisfaction of EDC.

      (e) Disbursements shall be made within ten (10) Business Days after EDC receives from NYMEX a complete disbursement request in accordance with this Agreement; provided, however, that in no event shall EDC be obligated to make disbursements of the Funding more frequently than once every thirty (30) days. Notwithstanding the foregoing, solely for the initial disbursement, the ten (10) Business Day time period for disbursement by EDC, provided NYMEX has delivered a complete disbursement request in accordance with this Agreement, shall not commence until ten (10) Business Days from the date this Agreement is registered by the Comptroller as provided in ss.9.18 hereof.

      ss.2.4 The Public Parties' Right to Cease the Disbursement of the Funds and to Terminate this Agreement upon Abandonment of Project. If NYMEX, pursuant to Section 2 of the Occupancy Agreement, "abandons" (as such term is defined and described in Section 2 of the Occupancy Agreement) the Project, then (i) EDC shall have the right to cease the disbursement of the Funding, (ii) the Public Parties shall have the right to terminate this Agreement in accordance with ss.7.2(a) hereof, and (iii) the Public Parties shall have the right to exercise any other remedy permitted to the Public Parties and each of them in accordance with this Agreement, the Occupancy Agreement, the Lease, or the BPCA Financing Documents, if applicable.

      ss.2.5 Payment of Construction Monitor. (a) Notwithstanding anything to the contrary contained in this Article Two or elsewhere in this Agreement, commencing on the date on which EDC delivers to the Construction Monitor, in accordance with its contract with the Construction Monitor for the provision of services with respect to the Project Work, a Notice to Proceed with the services, and continuing until the date which is sixty (60) days after the date on which all of the Funding has been disbursed in accordance with this Agreement, EDC shall be entitled to apply a portion of the Funding in an amount equal to the fees and expenses of the Construction Monitor but not to exceed in any event $335,000; provided, however that if there is a delay in the commencement of the construction of the Project Work, EDC shall be entitled to apply an additional portion of the Funding in an amount equal to $13,000 for each month of delay but such additional amount shall not exceed, in any event, $26,000. Not later than sixty (60) days prior to the date on which NYMEX anticipates that it will commence construction of the Project

Work, NYMEX shall deliver to EDC written notice specifying the date on which NYMEX anticipates that it will so commence construction.

            (b) In the event that BPCA Financing shall, in accordance with the terms of the Financing Letter, become available for disbursement to NYMEX, then, notwithstanding anything to the contrary contained in this Article Two or elsewhere in this Agreement, commencing on the date on which BPCA commences the disbursement of the BPCA Financing and continuing until the daze which is sixty
(60) days after the date on which all of the BPCA Financing has been disbursed in accordance with this Agreement and the BPCA Financing Documents, BPCA shall be entitled to apply an amount of the BPCA Financing, to be set forth in the BPCA Financing Documents, to pay for the services of the Construction Monitor.

         ARTICLE THREE - THE PROJECT WORK; PERFORMANCE, PROCUREMENT AND
                              CONTRACT REQUIREMENTS

      ss.3.1 General Provisions Regarding Design and Construction.

      (a) Plans and Specifications. (1) NYMEX shall prepare, or cause the Architects to prepare, the Schematics, Design Development Plans, Construction Documents (as such terms are defined in the Lease) and all other drawings, plans, specifications and other construction documents required in connection with the Project Work (all such documents are collectively referred to herein as the "Plans and Specifications") in accordance with the Design Guidelines and otherwise in accordance with the provisions of Article 11 of the Lease.

      (2) Intentionally omitted.

      (3) EDC will not be obligated to disburse any of the Funding for the performance of Construction Work until (i) either (x) BPCA has approved (or is deemed to have approved) the Plans and Specifications in accordance with the provisions of the Lease, or (y) if BPCA has, in accordance with Section 11.02(i) of the Lease, reviewed certain aspects of the Plans and Specifications prior to completion and submission to BPCA of every aspect thereof so as to accommodate NYMEX's request to "fast track" the construction of the Project, then BPCA has approved (or is deemed to have approved) such aspects of the Plans and Specifications applicable to the portion of the Construction Work which NYMEX is then requesting to be funded with the Funding in accordance with the provisions of the Lease, and (ii) all approvals necessary for the construction of any portion of the Construction Work which NYMEX is then requesting to be funded under this Agreement have been obtained. Without affecting BPCA's rights under the Lease, it is agreed that nothing contained herein is intended to either (x) prohibit or otherwise prevent NYMEX from proceeding with the Project Work or any portion thereof which is not to be funded under this Agreement, or (y) prevent the disbursement of the Funding for the payment or reimbursement of the Eligible Costs of Design and/or Consulting Services performed prior to the commencement of the Construction Work.

      (b) Performance of the Project Work. NYMEX covenants and agrees to cause the Project Work to be performed in accordance with Article 11 of the Lease (including, without limitation, in accordance with the Plans and Specifications, the Design Guidelines and all applicable governmental requirements).

      (c) Site Inspections. NYMEX shall permit the Construction Monitor to have access to the Premises at all times when Construction Work is in progress. In addition, NYMEX shall permit UDC and EDC and each of their respective agents and/or professional consultants to make inspections of the Premises, during normal business hours or otherwise when Construction Work is in progress, at reasonable times and upon reasonable prior notice to NYMEX and in accordance with applicable safety standards, as they reasonably deem necessary to observe compliance with this Agreement. Such inspections shall be made at UDC's and EDC's own risk. UDC and EDC shall use their best efforts to cause such inspections to be made in a coordinated manner and otherwise in a manner such that they will not interfere with the progress of the Construction Work or other Project Work. The omission or failure of the Construction Monitor, UDC, EDC, or any representative of UDC or EDC, to make such inspections, or to notify NYMEX of any non-compliance with the terms of this Agreement, the Lease, the Plans and Specifications or the Design Guidelines, shall in no way relieve NYMEX of its obligations under this Agreement or the Lease or impose any liability under this Agreement or impose any liability upon the Public Parties, their agents or consultants. Nothing contained herein is intended to limit or otherwise prevent BPCA's access to the Premises as provided in the Lease.

      ss.3.2 Procurement of Services and Goods

      (a)(1) Except as specifically provided in Section 11.05 of the Lease with respect to the purchase of materials and supplies to be incorporated into the Project and for which a sales and compensating use tax exemption is to be sought, NYMEX agrees to enter into, or cause to be entered into, Project Contracts independently and not as agent of the Public Parties or any one of the Public Parties.

            (2) Any Project Contract entered into by NYMEX (and any bid packages prepared by NYMEX for the bid of Construction Work) shall instruct the Design Professionals, the Contractors (or bidders, as appropriate), and any Consultants which will, in connection with the Project, be purchasing materials of the type that would qualify for the sales tax exemption described in Section 11.05 of the Lease, as follows: title to the Premises and the improvements to be constructed thereon and the equipment to be purchased and installed at the Premises and at the Support Facilities and to be used in support of NYMEX's operations at the Premises shall be and vest in BPCA. Materials to be incorporated into the Premises and the equipment to be purchased and installed at the Premises and at the Support Facilities and to be used in support of NYMEX's operations at the Premises shall, effective upon their purchase and at all times thereafter, constitute the property of BPCA and upon incorporation of such materials into the Premises or into the Support Facilities title thereto shall be and continue in BPCA. In accordance therewith, purchases of tangible personal property by, as the case may be, the Design

Professionals, the Contractors, and the Consultants (if applicable), arising in connection with the Project are exempt from the payment of certain sales and compensating use taxes to the extent that such property (i) is used to alter, maintain or improve, and becomes an integral component part of, the Premises, or
(ii) remains tangible personal property and is installed on the Premises or within the Support Facilities. This exemption does not apply to construction tools, construction machinery, construction equipment or other property to be purchased or leased by NYMEX or its Design Professionals, Contractors or Consultants (if applicable) and to be used to facilitate the construction of the Project, or to supplies, materials or other property which are consumed in the course of construction or for any other reason not incorporated into the Premises or into the Support Facilities.

      (b)(1) Prior to entering into or letting any Public-Funded Design Contract and/or Consulting Agreement or any Public-Funded M&E Contract, and, if BPCA Financing is provided, prior to entering into or letting any BPCA-Financed Design Contract and/or Consulting Agreement or any BPCA-Financed M&E Contract NYMEX shall submit a list of the proposed Design Professional(s) and/or Consultant(s) and/or Contractor(s), together with a copy of the proposed Design Contract(s), Consulting Agreement(s) and/or M&E Contract(s) applicable to such Design Professional(s), Consultant(s) or Contractor(s), to EDC. Such list shall also identify all known principals of such proposed Design Professional(s), Consultant(s) or Contractor(s). EDC shall advise NYMEX, within fifteen (15) Business Days after receipt of the list of the proposed Design Professional(s), Consultant(s) or Contractor(s) and their principals, as to which Design Professional(s), Consultant(s) or Contractor(s) are acceptable or unacceptable and, if any Design Professional(s), Consultant(s) or Contractor(s) are unacceptable, the reasons therefor. If

EDC fails to so advise NYMEX within such fifteen (15) Business Day period, such Design Professional(s), Consultant(s) or Contractor(s) shall be and be deemed to be acceptable. EDC's evaluation of the list of proposed Design Professional(s), Consultant(s) or Contractor(s) shall be limited to (x) its determination as to whether or not the proposed Design Professional(s), Consultant(s) or Contractor(s) are Prohibited Persons, and (y) verification as to whether or not proposed Architects and proposed Construction Managers are acceptable to BPCA in accordance with the provisions of the Lease. NYMEX shall not enter into any Public-Funded Design Contract and/or Consulting Agreement or any Public-Funded M&E Contract, or, if applicable, any BPCA-Financed Design Contract and/or Consulting Agreement or any BPCA-Financed M&E Contract, with a Design Professional, Consultant or Contractor who has been determined to be a Prohibited Person. EDC understands that NYMEX has entered into Design Contracts and/or Consulting Agreements with various Design Professionals and Consultants for the performance of certain Design and Consulting Services, and hereby acknowledges and agrees that (I) as of the date of this Agreement, the Design Professionals and Consultants listed in Schedule A attached hereto are not Prohibited Persons and are therefore acceptable to EDC, and (II) the Architects and Construction Managers listed in Schedule A attached hereto are acceptable to BPCA. EDC reserves the right, at any time prior to NYMEX's execution of a Design Contract, Consulting Agreement and/or M&E Contract, to withdraw its prior approval of the Design Professional, Consultant or Contractor pursuant to which such contract applies in the event that EDC shall learn that any of the principals of such Design Professional, Consultant or Contractor which were not identified at the time of EDC's initial approval of such Design Professional, Consultant or Contractor is a Prohibited Person.

      (2) Prior to entering into or letting any Public-Funded Construction Contract, and, if BPCA Financing is provided, prior to entering into or letting any BPCA-Financed Construction Contract, NYMEX shall submit a list of proposed bidders to EDC and identify the known principals of the bidders. EDC shall advise NYMEX, within fifteen (15) Business Days after receipt of the list of the proposed bidders and all their known principals, as to which bidders are unacceptable by reason of such bidders being Prohibited Persons. If EDC fails to so advise NYMEX within such fifteen (15) Business Day period as to which bidder(s) are unacceptable, such bidder(s) shall be deemed to be acceptable. EDC's evaluation of the list of the proposed bidders shall be limited to its determination as to whether or not the proposed bidders are Prohibited Persons. NYMEX shall obtain proposals from at least three (3) qualified bidders from the list of acceptable bidders (except in those instances where three (3) qualified bidders are unavailable or where, despite NYMEX's best efforts to obtain three
(3) qualified bids, three (3) qualified bids are not obtained, in which case NYMEX shall submit to EDC a statement explaining why three (3) qualified bidders are not available or why, despite NYMEX's best efforts, three (3) qualified bids were not obtained and requesting that EDC waive the requirement for three (3) qualified bidders, which waiver shall not be unreasonably withheld or delayed). NYMEX shall not enter into any Public-Funded Construction Contract or, if applicable, any BPCA-Financed Construction Contract, with a bidder who has been determined to be a Prohibited Person. At least five (5) Business Days before awarding any Public-Funded Construction Contract, or, if applicable, any BPCA-Financed Construction Contract, NYMEX shall submit to EDC a bid summary, analysis and statement by the Authorized Representative as to which bidder NYMEX intends to select, which statement shall give specific reasons for NYMEX's preference.

NYMEX shall not accept a bid that is not the lowest responsible bid without EDC's prior written consent, which consent shall not be unreasonably withheld or delayed. EDC reserves the right, at any time prior to NYMEX's acceptance of a bid, to withdraw its prior approval of the bidder chosen in the event that EDC shall learn that the bidder shall have committed (or if there shall be allegations of the bidder's commission of) any act, or if the bidder shall become the subject of any investigation or legal proceeding, either or both of which would have rendered such bidder a Prohibited Person. EDC further reserves the right, at any time prior to NYMEX's execution of a Public-Funded Construction Contract or a BPCA-Financed Construction Contract, to withdraw its prior approval of the Contractor pursuant to which such contract applies in the event that EDC shall learn that any of the principals of such Contractor which were not identified at the time of EDC's initial approval of such Contractor is a Prohibited Person. Nothing contained in this ss.3.2(b)(2) shall limit NYMEX's right to negotiate with one or more bidders and/or to reject all bids in its sole discretion.

      (3) Prior to entering into or letting any Credit-Enhanced Contract, NYMEX shall submit a list of the proposed Design Professional(s), Consultant(s), and/or Contractor(s), together with a copy of the proposed Design Contract and/or Consulting Agreement or Construction Contract applicable to such Design Professional(s), Consultant(s) and/or Contractor(s), to BPCA. Such list shall also identify all known principals of such proposed Design Professional(s), Consultant(s) and/or Contractor(s). BPCA shall advise NYMEX, within twenty (20) Business Days after receipt of the list of the proposed Design Professional(s), Consultant(s) and/or Contractor(s) and all their known principals as to whether such proposed Design Professional(s), Consultant(s) and/or Contractor(s) is unacceptable by reason of being a Prohibited Person. If

BPCA fails to so advise NYMEX within such twenty (20) Business Day period as to whether such proposed Design Professional(s), Consultant(s) and/or Contractor(s) is unacceptable, such Design Professional(s), Consultant(s) and/or Contractor(s) shall be deemed to be acceptable. NYMEX need not obtain the approval of BPCA, pursuant to this ss.3.2(b)(3), of any Design Professional, Consultant or Contractor if such Design Professional, Consultant or Contractor shall have obtained the prior approval of EDC in accordance with ss.3.2(b)(1) or ss.3.2(b)(2) above. NYMEX shall not enter into any Credit-Enhanced Contract with a Design Professional, Consultant or Contractor who has been determined to be a Prohibited Person. BPCA reserves the right, at any time prior to NYMEX's execution of a Credit-Enhanced Contract, to withdraw its prior approval of the Design Professional, Consultant or Contractor pursuant to which such contract applies in the event that BPCA shall learn that any of the principals of such Design Professional, Consultant or Contractor which were not identified at the time of BPCA's initial approval of such Design Professional, Consultant or Contractor is a Prohibited Person.

      (4) For purposes hereof, the term "Prohibited Person" shall mean:

            (i) Any Person (A) that is in default or in breach, beyond any applicable notice and/or grace period, of its obligations under any material written agreement with the City or EDC, or
                  (B) that directly or indirectly controls, is controlled by, or is under common control with a Person that is in default or in breach, beyond any applicable notice and/or grace period, of its obligations under any material written agreement with the City or EDC, unless such default or breach has been waived in writing by the City or EDC, as the case may be.

            (ii) Any Person (A) that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure, or (B) that directly or indirectly controls, is controlled by, or is under common control with, a Person that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure.

            (iii) Any government, or any Person that is directly or indirectly controlled (rather than only regulated) by a government, that is finally determined to be in violation of (including, but not limited to, any participant in an international boycott in violation of) the Export Administration Act of 1979, as amended, or any successor statute, or the regulations issued pursuant thereto, or any government that is, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government that is subject to the regulations or controls thereof.

            (iv) Any government, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government, the effects or the activities of which are regulated or controlled pursuant to regulations of the United States Treasury Department or executive orders of the President of the United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended.

            (v) Any Person that is in default in the payment to the City of any real estate taxes, sewer rents or water charges totaling more than $10,000 (or any person that directly controls, is controlled by, or is under common control with a Person in such default), unless such default is then being contested in good faith in accordance with the law.

            (vi) Any Person (A) that has owned at any time during the three (3) years immediately preceding a determination of whether such Person is a Prohibited Person any property which, while in the ownership of such Person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest pursuant to the Administrative Code of the City or (B) that, directly or indirectly controls, is controlled by, or is under common control with, such a Person.

            (vii) Any person (A) that is in default or in breach, beyond any applicable notice and/or grace period, of its obligations under any material written agreement with the State or BPCA, or (B) that directly or indirectly controls, is controlled by, or is under common control with a Person that is in default or in breach, beyond any applicable notice and/or grace period, of its obligations under any material written agreement with the State or BPCA unless such default or breach has been waived in writing, by the State or BPCA, as the case may be.

      (c) With respect to any (x) Public-Funded Construction Contract, (y) if BPCA financing is provided, any BPCA-Financed Construction Contract, and (z) if Alternative Financing is provided, any Credit-Enhanced Contract for Construction Work, in any case whose contact amount totals more than $100,000, NYMEX shall provide EDC with a list of all Contractors, other than suppliers, on the form annexed hereto as Exhibit A. NYMEX will furnish each such Contractor with a subcontractor questionnaire in the form annexed hereto as Exhibit B and/or such other qualification and background investigation form(s) as may be used by the City at such time (collectively, "Investigation Forms") provided by EDC to NYMEX, and shall use its good faith efforts to cause each such Contractor to fill out and complete the Investigation Forms in a timely fashion but in no event later than the completion of the work performed by such Contractor pursuant to its Construction Contract.

      (d) Except as otherwise set forth in this ss.3.2(d), all Project Contracts, in order to be eligible for disbursement under this Agreement, shall provide, in substance:

      (1) that, except as specifically provided in Section 11.05 of the Lease with respect to the purchase of certain materials and supplies to be incorporated into the Project and for which a sales and compensating use tax exemption is to be sought, neither the Design Professional, Consultant nor the Contractor, nor any of their employees or subcontractors, is or shall be deemed to be an agent, servant, employee or contractor of any of the Public Parties by virtue of this Agreement or by virtue of any approval, permit, license, grant, right or other authorization given by any of the Public Parties or any of their respective officers, officials, directors, members, agents or employees; and that neither the Design Professional, Consultant, nor the Contractor, shall commence any legal proceeding against any of the Public Parties to recover any compensation that may be payable under any Project Contract;

      (2) that the Design Professional, Consultant, or the Contractor (as the case may be), is solely responsible for the work, direction and compensation of its respective employees and subcontractors and that (except in the case of NYMEX's legal advisers) neither UDC, EDC nor BPCA will incur any liability by virtue of any act, omission, negligence or obligation of such Design Professional, Consultant or Contractor (as the case may be);

      (3) with respect to Design Contracts only, that each of the Design Professionals (other than the Owner's Representative) shall indemnify and hold harmless each of the Indemnified Parties from any and all claims, judgments or liabilities to which the Indemnified Parties may be subject because of any negligent act or omission, fault or default of such Design Professional, or its respective agents, officers, directors, employees or subcontractors arising out of or in connection with the pertinent Design Contract;

      (4) with respect to Construction Contracts only, that the Contractor shall indemnify and hold harmless each of the Indemnified Parties from any and all claims, judgments or liabilities to which the Indemnified Parties may be subject because of any act or omission of such Contractor or its agents, officers, directors, employees or subcontractors arising out of or in connection with the pertinent Construction Contract or because of any negligence, fault or default of such Contractor, or its agents, employees, officers, directors or subcontractors related to the Project;

      (5) that the Design Professional, the Consultant, or the Contractor (as the case may be), shall maintain accurate, readily auditable records and accounts with supporting documentation, in accordance with Accounting Principles, of all Project Work performed, and receipts and expenditures made, in connection therewith, and that the Design Professional, the Consultant, or the Contractor (as the case may be), shall (subject to any professional privilege permitted by law) make such records and accounts available to
      (I) the Public Party mutually designated from time to time by all of the Public Parties to perform inspections and audits under this Agreement, and to such designated Public Party's agents and employees, and (II) the Comptroller of the State and/or the City Comptroller and any other elected or appointed public official or public agency or entity entitled by law to inspect records in connection with publicly funded projects and such person's or entity's agents and employees, for inspection and audit at reasonable times and upon reasonable prior written notice, for a period of six (6) years after completion of the pertinent Project Contract;

      (6) with respect to the Construction Managers' Contracts and the Construction Contracts only, provisions incorporating the requirements of ss.6.5(a) (Compliance with Applicable Law) hereof;

      (7) provisions incorporating the requirements of ss.9.2 (Conflict of Interests) hereof;

      (8) with respect to Public-Funded Construction Contracts and BPCA-Financed Construction Contracts only, provisions incorporating the requirements of ss.6.13 (Tropical Hardwoods) and ss.6.14 (MacBride Principles) hereof; and

      (9) that the Design Professional, the Contractor and any Consultant which will, in connection with the Project, be purchasing materials of the type that would qualify for the sales tax exemption described in Section 11.05 of the Lease, represents and warrants, and shall cause its subcontractors and material suppliers to represent and warrant, that, as of the date of this Agreement, state and local sales tax will be excluded from the contract price, to the extent authorized by the Sales Tax Letter; provided, however, that the Design Professional, the Contractor or the Consultant (if applicable), and its subcontractors and material suppliers, shall be responsible for and pay any and all applicable taxes, including sales and use taxes, imposed upon construction tools, construction machinery, construction equipment purchased or leased, and upon all supplies and materials and other property, that are consumed in the course of construction or for any other reasons not incorporated into the Premises or the Support Facilities.

      (e) (i) No Public-Funded Design Contract or BPCA-Financed Design Contract shall be eligible for disbursement under this Agreement unless such contract or agreement shall contain the provisions required to be included therein pursuant to ss.3.2(d)(l), ss.3.2(d)(2), ss.3.2(d)(3), ss.3.2(d)(5), ss.3.2(d)(7) and
ss.3.2(d)(9) hereof and no Public-Funded Consulting Agreement or BPCA-Financed Consulting Agreement shall be eligible for disbursement under this Agreement unless such contract or agreement shall contain the provisions required to be included therein pursuant to ss.3.2(d)(l), ss.3.2(d)(2), ss.3.2(d)(5), ss.3.2(d)(7) and ss.3.2(d)(9) hereof. A form rider, to be attached to Design Contracts, containing the provisions required pursuant to this Agreement to be contained in such contact or agreement, has been approved by the Public Parties and is attached hereto as Exhibit C-1. A form letter, to be executed by NYMEX and all Consultants and to serve as an addendum to each such Consultant's Consulting Agreement, providing that such Consultant shall comply with the provisions required pursuant to this

Agreement to be complied with by such Consultant, has been approved by the Public Parties and is attached hereto as Exhibit C-2.

      (ii) No Public-Funded Construction Contract or BPCA-Financed Construction Contract shall be eligible for disbursement under this Agreement unless such contract shall (w) have been procured in accordance with the bidding requirements set forth in ss.3.2(b)(2) hereof, (x) comply with the requirements of ss.3.2(c) hereof, (y) contain the provisions required to be included therein pursuant to ss.3.2(d)(1), ss.3.2(d)(2), ss.3.2(d)(4), ss.3.2(d)(5),
ss.3.2(d)(6), ss.3.2(d)(7), ss.3.2(d)(8) and ss.3.2(d)(9) hereof, and (z)
provide for the right of NYMEX to keep at least a five percent (5%) Retainage against all payments (prior to the final payment) to the Contractor, or in the alternative, a ten percent (10%) Retainage against all payments to the Contractor (prior to the final payment) until the work to be performed pursuant to such Contractor's Construction Contract is fifty percent (5 0%) complete. A form rider, to be attached to Construction Contracts, containing the provisions required pursuant to this Agreement to be contained in such contract, has been approved by the Public Parties and is attached hereto as Exhibit C-3.

      (iii) No M&E Contract shall be eligible for disbursement under this Agreement unless such contract shall (x) contain the provisions required to be included therein pursuant to ss.3.2(d)(1), ss.3.2(d)(2), ss.3.2(d)(5), ss.3.2(d)(7) and ss.32(d)(9) hereof, and (y) provide for the right of NYMEX to withhold payment of at least fifty percent (50%) (or upon NYMEX's request and demonstration that a lesser percentage may be necessary or required, such lesser percentage as may be approved by EDC) of the total contract amount at all times prior to the delivery of such M&E to the Premises or any permitted Staging Area and the acceptance of such M&E by NYMEX. A form rider, to be attached to M&E Contracts, containing the provisions required pursuant to this Agreement to be contained in such contract, has been approved by the Public Parties and is attached hereto as Exhibit C-4.

      (iv) Any document providing for the disbursement to NYMEX of Alternative Financing shall provide that no Credit-Enhanced Contract shall be eligible for disbursement under such document providing for Alternative Financing unless such contract shall (i) comply with the requirements of ss.3.2(b)(3) and ss.3.2(c) hereof, and (ii) contain the applicable provisions required to be included therein pursuant to ss.3.2(d) hereof.

      (v) NYMEX shall not change or amend a Project Contract if such change or amendment would effect the applicable provisions to be included in such Project Contract pursuant to ss.3.2(d) hereof without the prior written approval of EDC (which approval shall not be unreasonably withheld or delayed). No Funding shall be disbursed in respect of any Project Work affected by any such change or amendment unless EDC shall have previously approved such change or amendment.

      (f) NYMEX shall cause each of the Design Professionals, Consultants and Contractors to include, in any subcontracts entered into by any one of them with respect to the Project, provisions substantially the same as the applicable provisions set forth in ss.3.2(d) hereof.

      ss.3.3 Personnel. (a) NYMEX shall retain and employ the Design Professionals and Consultants, and NYMEX shall, or shall cause the Construction Managers to, retain and employ all other personnel required in connection with the performance of the Project Work. NYMEX or the Construction Managers, as the case may be, shall be solely responsible for the work, compensation, direction and conduct of all Design Professionals, Consultants and Contractors


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

during the Term of this Agreement All personnel furnished by NYMEX as required under this Agreement shall be employees of NYMEX and not of the Public Parties.

      (b) NYMEX shall cause the Design Professionals and Consultants, and NYMEX or the Construction Manager(s) shall cause the Contractors and all other personnel employed in connection with the performance of the Project Work, to cooperate fully with the Public Parties and the Construction Monitor.

      ss.3.4 Liaison to Public Parties. NYMEX identifies Elizabeth Venute as the member of NYMEX's staff, and James Stuckey as the member of the Owner's Representative's staff, who will have the authority and primary responsibility to communicate with each of the Public Parties' respective contact person, as identified in ss.3.5, ss.3.6 and ss.3.7 hereof (whether to respond to inquiries or to provide updates regarding the progress of the work or otherwise) regarding the performance of the Project Work or otherwise in connection with the Project. NYMEX agrees to notify the Public Parties in writing of any intended substitution of either of said persons at least fifteen (IS) days prior to the date such substitution will take effect NYMEX further agrees to cause such persons to be available to the extent necessary to communicate with the Public Parties regarding the performance of the Project Work or otherwise in connection with the Project.

      ss.3.5 UDC Contact Person. UDC identifies its Senior Vice President for Design and Construction and its Senior Vice President Legal as the members of UDCs staff who will have primary responsibility to communicate the NYMEX's contact persons. as identified in ss.3.4 hereof, regarding UDC's obligations under this Agreement. UDC agrees to notify NYMEX in writing of any intended substitution of either of said persons at least fifteen (15) days prior to the date such substitution will take effect UDC further agrees to cause such persons to be available to the extent necessary to communicate with NYMEX regarding this Agreement.

      ss.3.6 EDC Contact Person. EDC identifies Mel Glickman as the member of EDCs staff who will have primary responsibility to communicate with NYMEX's contact persons, as identified in ss.3.4 hereof, regarding EDC's obligations under this Agreement EDC agrees to notify NYMEX in writing of any intended substitution of said person ax least fifteen (15) days prior to the date such substitution will take effect. EDC further agrees to cause such person to be available to the extent necessary to communicate with NYMEX regarding this Agreement.

      ss.3.7 BPCA Contact Person. BPCA identifies Antony Woo as the member of BPCA's staff who will have the primary responsibility to communicate with NYMEX's contact persons. as identified in ss.3.4 hereof, regarding BPCA's obligations under this Agreement BPCA agrees to notify NYMEX in writing of any intended substitution of said person at least fifteen (15) days prior to the date such substitution will take effect BPCA further agrees to cause such person to be available to the extent necessary to communicate with NYMEX regarding this Agreement

                   ARTICLE FOUR - CONDITIONS FOR DISBURSEMENT

      ss.4.1 Initial Submissions by NYMEX. In addition to any conditions set forth in Article Two hereof, EDC shall not be obligated to disburse any of the Funding to NYMEX unless, at any time prior to the first request for disbursement of the Funding but not later than ten (10) Business Days prior to the date on which the first payment to be made pursuant to this Agreement is sought (except as otherwise specified herein), EDC shall have received the following documents, together with a cover sheet (a "Completed Cover Sheet") listing the items submitted:

      (a) if not previously submitted by NYMEX, certificates, in form and substance reasonably satisfactory to EDC, evidencing the insurance policies to be obtained and maintained by NYMEX as of the commencement date of the Lease in accordance with Section 11.03(a)(i) and Section 1 1.03(a)(ii) of the Lease; provided, however, that EDC shall also be given certified copies, signed by an authorized representative of the insurer, of the policies evidenced by such certificates, upon request therefor,

      (b) changes or amendments to the Project Budget submitted by NYMEX to EDC in accordance with ss.4.3(a) hereof, if any;

      (c) a certificate, in the form annexed hereto as Exhibit D, of an authorized officer of NYMEX certifying, as of the date of the signing of such certificate, the specimen signature of each officer, director or agent of NYMEX authorized to deliver

            Requisitions under this Agreement and, if applicable, the specimen signature of NYMEX's Authorized Representative;

      (d) a collateral assignment, in the form annexed hereto as Exhibit E, by NYMEX to BPCA of NYMEX's right, title and interest in and to the Plans and Specifications, and to any Design Contracts and Construction Contracts that have been entered into by NYMEX as of the date of such collateral assignment; and

      (e) if not previously submitted by NYMEX, a photostatic copy of the current title report by Ticor Title Guarantee Company relating to the Premises and judgment and federal tax lien searches against the Premises.

      ss.4.2 Documentation for Disbursements on Account of Eligilble Costs. EDC shall not be obligated to make the first disbursement of the Funding or any subsequent disbursement unless, in addition to the conditions contained in Article Two, ss.3.1 and ss.4.1 hereof, the following conditions shall have been satisfied:

      (a) The following documents, in form and substance reasonably satisfactory to EDC, together with a Completed Cover Sheet, shall, except to the extent previously submitted by NYMEX, be delivered to EDC at least ten (10) Business Days in advance of the date on which each payment is sought (except as otherwise indicated in this ss.4.2):

      (1) With respect to Soft Costs:

      (i) a requisition executed and certified by NYMEX or NYMEX's Authorized Representative (and addressed to EDC) setting forth (x) the amount of the requested disbursement, (y) an itemization of the Eligible Costs for which the disbursement is sought, and (z) a list of Design Professionals or Consultants whose work is covered by the requisition, the amount requested on behalf of each such Design Contract or Consulting Agreement, and identifying any of such Design Professionals or Consultants that are Affiliates or Associated Contractors and, if so, in what respect. accompanied by a completed and executed certification in the form annexed hereto as Exhibit F and (I) copies of all Design Contracts and/or Consulting Agreements on account of which payment is being sought that have not been previously delivered to EDC, containing all the applicable provisions required pursuant to ss.3.2(d) hereof (or, for Design Contracts and/or Consulting Agreements that have been previously delivered, copies of amendments thereof, if any); (II) a collateral assignment, in the form annexed hereto as Exhibit E, by NYMEX to BPCA of NYMEX'S right, title and interesting and to all Design Contracts on account of which payment is being sought that have not been previously assigned to BPCA; (III) copies of all insurance certificates, if any, delivered to NYMEX by the relevant Design Professional or Consultant in connection with the Design Contract and/or Consulting Agreement on account of which payment is being sought, that have not been previously delivered to EDC; and (IV) supporting bills, invoices or other documentation reflecting such Eligible Costs (the items described in this ss.4.2(a)(l)(i) are collectively referred to as the "Soft Costs Requisition); and

      (ii) such additional documents, data or information reasonably requested by EDC with respect to the Design and Consulting Services or in support of the Soft Costs


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

            Requisition and without which EDC could not reasonably be expected to disburse the Funding prior to the receipt thereof.

      (2)   With respect to Hard Costs:

      (i) at least ten (10) Business Days in advance of the date of the disbursement on account of Construction Work for which a permit, consent, certificate, license or approval is needed to lawfully perform such Construction Work, true copies of all such permits, consents, certificates, licenses and approvals (it being understood that such permits, consents, certificates, licenses and approvals only need to be submitted at the time of the first requisition covering such Construction Work);

      (ii) a requisition executed and certified by NYMEX or NYMEX's Authorized Representative (and addressed to EDC) setting forth (x) the amount of the requested disbursement, (y) an itemization of the Eligible Costs for which the disbursement is sought, and (z) a list of Contractors whose work is covered by the requisition, the amount requested on behalf of each such Construction Contract, and identifying any of such Contractors that are Associated Contractors or Affiliates and, if so, in what respect, accompanied by a completed and executed certification in the form annexed hereto as Exhibit F, and (I) certified true copies of all Construction Contracts on account of which payment is being sought that have not been previously delivered to EDC, containing all the applicable provisions required pursuant to ss.3.2(d) hereof (or, for Construction Contracts that have been previously delivered, copies of amendments thereof, if any); (II) without limiting BPCA's rights under the Lease, a collateral assignment, in the form


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

            annexed hereto as Exhibit E, by NYMEX to BPCA of NYMEX's right, title and interest in and to all Construction Contracts on account of which payment is being sought that have not been previously assigned by BPCA; (III) copies of all insurance certificates, if any, delivered to NYMEX by the relevant Contractor in connection with the Construction Contract on account of which payment is being sought that have not been previously delivered to EDC; (IV) as applicable, requisitions or applications for payment by a Construction Manager or an Architect to NYMEX (in the form of an "Application and Certificate for Payment", substantially in the form of American Institute of Architects forms G702 and G703 annexed hereto as Exhibit G, or otherwise), in either case which is completed and executed by a Construction Manager and an Architect with respect to all Construction Work performed by the Contractor(s) and covered by NYMEX's requisition, together with any trade payment breakdowns in support of all subcontractors' requisitions to the Architect or the Construction Manager, and, with respect to "reimbursable" items only, invoices and receipts, reflecting such Eligible Costs; and (V) partial releases of liens from the Contractors, subcontractors and suppliers with respect to all Construction Work completed prior to the period covered by the requisition then being submitted (the items described in this ss.4.2(a)(2)(ii) are collectively referred to as the "Hard Costs Requisition");

      (iii) a statement of an Architect addressed to EDC certifying that, in such Architect's opinion, the Construction Work covered by the Hard Costs Requisition has been performed substantially in accordance with the applicable Plans and Specifications;

      (iv) a photostatic copy of a certificate of title continuation indicating no change in the state of title, and no liens not contemplated by the development of the Premises pursuant to this Agreement or the Lease, or not previously approved by BPCA under the Lease or EDC; and

      (v) such additional documents, data or information reasonably requested by EDC with respect to the Construction Work or in support of the Hard Costs Requisition and without which EDC could not reasonably be expected to disburse the Funding prior to the receipt thereof.

      (3)   With respect to M&E Costs:

      (i) a requisition executed and certified by NYMEX or NYMEX's Authorized Representative (and addressed to EDC) setting forth (x) the amount of the requested disbursement, (y) an itemization of the Eligible Costs for which the disbursement is sought, and (z) a list of suppliers supplying the M&E covered by the requisition, the amount requested on behalf of each such supplier, and identifying any of such suppliers that are Affiliates or Associated Contractors and, if so, in what respect, accompanied by a completed and executed certification in the form annexed hereto as Exhibit F and copies of (I) all M&E Contracts on account of which payment is being sought that have not been previously delivered to EDC, containing all the applicable provisions required pursuant to ss.3.2(d) hereof (or, for M&E Contracts that have been previously delivered, copies of amendments thereof, if any); (II) all insurance certificates obtained by NYMEX evidencing the insurance required pursuant to ss.2.3(d) hereof with respect to the protection of stored materials against theft and damage; (Ill) supporting bills, invoices or other documentation reflecting such Eligible Costs; and (lV) for M&E delivered to the Premises, evidence of NYMEX's approval and acceptance of the M&E on account of which payment is being sought (the items described in this ss.4.2(a)(3)(i) are collectively referred to as the "M&E Requisition");

      (ii) copies of any contracts, invoices, bills of sale, statements, receipted vouchers, equipment leases or other agreements under which NYMEX (or, in accordance with Section 11.05 of the Lease, BPCA) claims a fee title to, or a leasehold interest in, any M&E purchased or leased in connection with the Project and for which payment or reimbursement is being sought and paid,

      (iii) UCC searches against NYMEX with respect to the M&E which is the subject of the M&E Requisition; and

      (iv) such additional documents, data or information reasonably requested by EDC with respect to the M&E or in support of the M&E Requisition and without which EDC could not reasonably be expected to disburse the Funding prior to the receipt thereof.

      (b) As of the date of the disbursement, (i) the representations mid warranties made in Article Five, and in any certification required pursuant to this Agreement to be delivered to EDC together with the Requisition, shall be true, correct and complete, (ii) NYMEX shall not be in default, beyond any applicable notice and/or grace periods, of any material covenant or obligation of NYMEX under this Agreement, the Lease, the Occupancy Agreement or under any of the other Project Documents, and (ii) NYMEX shall have provided EDC, in accordance with ss.4.3(b) hereof, with all amendments of the Project Budget not previously delivered to EDC.

      (c) As of the date of the disbursement, NYMEX shall not be in default, beyond any applicable notice and/or grace periods, of any material covenant or obligation of NYMEX under a Project Contract which is the subject of the disbursement; provided however that EDC shall disburse the Funding to NYMEX in accordance with the terms and conditions of this Agreement with respect to any portion of the disbursement request which is for payment under Project Contracts other than the Project Contract(s) that NYMEX has defaulted under.

      ss.4.3 Project Budget (a) Attached hereto as Appendix B is a project budget (the "Project Budget"), approved by EDC, that contains a current estimate of the Total Project Costs and a drawdown schedule that contains a projection of the amounts that NYMEX expects to requisition, on a monthly basis, over the Term of this Agreement

      (b) NYMEX shall submit to EDC, for EDC's information, any amended or updated Project Budget as such Project Budget is amended or updated, but not less than once every thirty (30) days; provided however, that if there have been no amendments to the Project Budget since the most recent amended Project Budget submitted to EDC in accordance with this ss.4.3(b), NYMEX shall either submit to EDC for such thirty (30) day period a statement, signed by an Authorized Representative of NYMEX, certifying that there have been no further amendments to the Project Budget, or, if NYMEX submits a Requisition to EDC for such thirty
(30) day period, certify to EDC in the certification to be submitted to EDC together with each Requisition, that there have been no further amendments to the Project Budget for the period covered by the Requisition.

      ss.4.4 BPCA's Disbursement of the BPCA Financing/BPCA's Provision of Credit Enhancement for Alternative Financing. (a) At such time as EDC shall have fully disbursed the UDC Funds and the City Funds under this Agreement, then if, in accordance with the terms and conditions of ss.2.2(b) of this Agreement, the Financing Letter and the BPCA Financing Documents, BPCA Financing shall become available to NYMEX for the purpose of financing the remainder of the Eligible Costs paid and/or incurred by NYMEX in connection with the Project Work, BPCA shall disburse the BPCA Financing in accordance with, and subject to, the terms and provisions of this Agreement (including specifically, but without limitation, the provisions of ss.2.2(c) hereof) and the terms and provisions of the BPCA Financing Documents, as if the BPCA Financing was the Funding, and BPCA shall become the disbursing agent instead of EDC and all references to EDC shall instead be and be deemed to be references to BPCA. NYMEX and BPCA agree that, except as otherwise set forth in ss.4.4(b) below, all the conditions for the disbursement of the Funding set forth in Articles Two, Three and Four herein shall apply equally to the disbursement of the BPCA Financing.

      (b) All disbursements of the BPCA Financing shall be made by check at the principal office of BPCA, or such other place within New York City as BPCA may designate. At NYMEX's request, disbursements may be made by wire transfer to a bank located within New York City, provided that all costs and fees associated with such wire transfer are paid for by NYMEX

      (c) If BPCA Financing is not available, and if in accordance with the terms of the Financing Letter and the BPCA Financing Documents, a credit enhancement from BPCA is available for the Alternative Financing, BPCA and NYMEX shall jointly determine the extent to which the terms and conditions of this Agreement related to procurement requirements, the Additional Security Deposit and other conditions for the disbursement of funds shall apply to the disbursement of the Alternative Financing, it being understood and agreed that such terms and conditions shall not duplicate those otherwise performed pursuant to financing documents governing the disbursement of the Alternative Financing and shall be reflective of the extent to which BPCA revenues are pledged to the Alternative Financing. BPCA and NYMEX shall also jointly determine the amount of the Alternative Financing to be applied towards the payment of the services to be performed by the Construction Monitor during the disbursement of the Alternative Financing, it being understood that the services to be performed by the Construction Monitor shall not duplicate services otherwise performed pursuant to financing documents governing the disbursement of the Alternative Financing and shall be reflective of the extent to which BPCA revenues are pledged to the Alternative Financing.


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

             ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES OF NYMEX

      To induce the Public Parties to enter into this Agreement, NYMEX represents and warrants as follows:

      ss.5.1 Organization: Standing. NYMEX is a corporation duly organized and validly existing under the Not-For-Profit corporation laws of the State of New York and has all requisite power, authority and legal right to execute, deliver and perform its obligations under this Agreement. A copy of a certificate, as to subsistence of the NYMEX corporation, from the Secretary of the State of New York is attached hereto as Appendix C, and hereby made a part hereof.

      ss.5.2 Due Authorization: Enforceable Obligations. This Agreement has been duly authorized, executed and delivered by NYMEX and constitutes a legally binding obligation of NYMEX enforceable in accordance with its terms. A legal opinion by each of the general counsel of NYMEX and special counsel to NYMEX (addressed to the Public Parties) has been delivered to the Public Parties upon the execution of this Agreement by the Parties hereto and is attached hereto as Appendix D and hereby made a part hereof. A certificate of the Secretary of NYMEX, certifying as to the adoption of resolutions by the Board of Directors of NYMEX authorizing the execution and delivery of this Agreement by NYMEX, has been delivered to the Public Parties upon the execution of this Agreement by the Parties hereto and is attached hereto as Appendix E and hereby mde a part hereof.

      ss.5.3 Conflict under Other Documents. The execution, delivery and performance of this Agreement by NYMEX is not, and the performance of this Agreement by NYMEX will not (a) be effectively prohibited or prevented by, or in breach of, (i) the certificate of incorporation or by-laws of NYMEX, (ii) any law, judgment, order, writ, injunction, decree, rule or regulation of any court or Governmental Authority applicable to NYMEX, or (iii) except as may be permitted under the Lease, any loan agreement, indenture, mortgage, deed of trust, or other financing agreement or instrument to which NYMEX is a party or by which NYMEX is bound or to which any of its properties or assets is subject, or (b) except as may be permitted under the Lease, result in or require the creation or imposition of a mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties or interests now owned or hereafter acquired by NYMEX.

      ss.5.4 No Litigation. Except as set forth in Appendix F attached hereto, as of the date of this Agreement, there are no suits or proceedings pending or, to the best of NYMEX's knowledge, threatened against NYMEX or any Affiliate that would materially affect the development and improvement of the Premises, the consummation of the transactions contemplated by this Agreement, or the full performance of the obligations of NYMEX under this Agreement and the Lease.

      ss.5.5 No Default. To its knowledge, NYMEX is not in default beyond applicable grace periods after notice, if any, in any material respect in the payment or performance of any of its obligations under this Agreement, the Occupancy Agreement, the Lease or any of the other


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

Project Documents. NYMEX is not in default under any order, award or decree of any court, arbitrator or Governmental Authority binding upon or affecting it or by which any of its assets may be bound or affected.

      ss.5.6 No Burdensome Agreements. NYMEX is not a party to any agreement, instrument or undertaking, or subject to any other restriction, that materially adversely affects NYMEX's ability to complete the Project Work and the Project.

      ss.5.7 Filing Statements and Reports. NYMEX has filed copies of all statements and reports that, to its knowledge, are required to be flied by it with any Governmental Authority and that, if not filed, may affect NYMEX's ability to consummate the transactions contemplated by this Agreement, construct the Project in accordance herewith and in accordance with the Lease, or otherwise fully perform its obligations under this Agreement.

      ss.5.8 Project Contracts. As of the date of this Agreement, to its knowledge, NYMEX is not in default beyond applicable grace periods after notice, if any, in any material respect in the payment or performance of any of its obligations under the Project Contracts.


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

             ARTICLE FIVE-A - REPRESENTATIONS AND WARRANTIES OF THE

                           PUBLIC PARTIES AND THE CITY

      To induce NYMEX to enter into this Agreement, each of the Public Parties, for and on behalf of itself, represent and warrant with respect to ss.5A 1, ss.5A.2, ss.5A.3 and ss.5A.4 hereof, and the City represents and warrants with respect to ss.5A.5 hereof, as follows:

      ss.5A. 1 Organization: Standing; (a) UDC is a public benefit corporation organized under, and existing by virtue of, the laws of the State of New York and has all the requisite power, authority and legal right to execute, deliver and perform its obligations under this Agreement.

      (b) EDC is a not-for-profit corporation, organized pursuant to ss. 1411 of the New York State Not-For-Profit Corporation Laws and has all the requisite power, authority and legal right to execute, deliver and perform its obligations under this Agreement.

      (c) BPCA is a public benefit corporation organized under, and existing by virtue of, the laws of the State of New York and has all the requisite power, authority and legal right to execute, deliver and perform its obligations under this Agreement.

      ss.5A2 Due Authorization: Enforceable Obligation. (a) This Agreement has been duly authorized, executed and delivered by UDC and constitutes a legally binding obligation of UDC enforceable in accordance with its terms. A legal opinion by general counsel of UDC (addressed to NYMEX) has been delivered to NYMEX upon the execution of this Agreement by the Parties hereto and is attached hereto as Appendix G and hereby made a part hereof. A certified copy


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

of the resolution by the Directors of UDC authorizing the execution and delivery of this Agreement by UDC has been delivered to NYMEX upon the execution of this Agreement by the Parties hereto and is attached hereto as Appendix H and hereby made a part hereof.

      (b) This Agreement has been duly authorized, executed and delivered by EDC and constitutes a legally binding obligation of EDC enforceable in accordance with its terms. A legal opinion by general counsel of EDC (addressed to NYMEX) has been delivered to NYMEX upon the execution of this Agreement by the Parties hereto and is attached hereto as Appendix G-2 and hereby made a part hereof. A certificate of the Secretary of EDC, certifying to the adoption of resolutions by the Board of Directors of EDC authorizing the execution and delivery of this Agreement by EDC, has been delivered to NYMEX upon the execution of this Agreement by the Parties hereto and is attached hereto as Appendix H-I and hereby made a part hereof.

      (c) This Agreement has been duly authorized, executed and delivered by BPCA and constitutes a legally binding obligation of BPCA enforceable in accordance with its terms. A legal opinion by general counsel of BPCA (addressed to NYMEX) has been delivered to NYMEX upon the execution of this Agreement by the Parties hereto and is attached hereto as Appendix G-2 and hereby made a part hereof. A certified copy of the resolution by the Members of BPCA, authorizing the execution and delivery of this Agreement by BPCA, has been delivered to NYMEX upon the execution of this Agreement by the Parties hereto and is attached hereto as Appendix H-2 and hereby made a part hereof.

      ss.5A.3 No Litigation. As of the date of this Agreement, there are no suits or proceedings pending or, to the best of each of the Public Parties' knowledge, threatened against the Public


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

Parties, or any one of them, that would materially affect the consummation of the transactions contemplated by this Agreement, or the full performance of the obligations of the Public Parties under this Agreement

      ss.SA.4 No Burdensome Agreements. (a) As of the date hereof, UDC is not a party to any agreement, instrument or undertaking or subject to any other restriction, that materially adversely affects UIC's ability to disburse the UDC Funds to EDC pursuant to this Agreement and the Project Agreement.

      (b) As of the date hereof, EDC is not a party to any agreement, instrument or undertaking or subject to any other restriction, that materially adversely affects EDC's ability to disburse the UDC Funds and the City Funds to NYMEX pursuant to this Agreement and the Project Agreement

      (c) As of the date hereof, BPCA is not a party to any agreement, instrument or undertaking or, assuming that all those terms and conditions for the provision of BPCA Financing set forth in the Financing Letter and the Financing Documents have been satisfied, subject to any other restriction, that materially adversely affects BPCA's ability to disburse the BPCA Financing to NYMEX pursuant to this Agreement.

      ss.5A.5 Representations and Warranties of the City. The City, in connection with the provisions of ss.2.1(b) hereof only, represents and warrants that.

      (a) The City has been duly authorized to execute this Agreement for the purpose of agreeing to the provisions of ss.2.1(b) hereof and for the purpose of making the representations


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

contained in this ss.5A.5 and, upon execution hereof, the provisions of ss.2.1(b) hereof and this ss.5A.5 shall constitute binding obligations of the City enforceable in accordance with their terms. A legal opinion by the Acting Corporation Counsel of the City (addressed to NYMEX) has been delivered to NYMEX upon the execution of this Agreement by the Parties hereto and is attached hereto as Appendix G-3 and hereby made a part hereof.

(b) As of the date of this Agreement, there are no suits or proceedings pending or, to the best of the City's knowledge, threatened against the City that would materially affect the Cites performance of its obligations under ss.2.1(b) hereof.

(c) As of the date hereof, the City is not a party to any agreement, instrument or undertaking or subject to any other restriction, that materially adversely affects the City's ability to disburse the City Funds in accordance with the provisions of ss.2.1(b) hereof.


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

                             ARTICLE SIX - COVENANTS

      ss.6.1 Intentionally Omitted

      ss.6.2 Compliance with the Project Documents and Law: Legal Status. During the Term, NYMEX shall:

      (a) faithfully comply with all of the terms, conditions and covenants now or in the future binding upon or applicable to NYMEX under this Agreement, the Lease, the Occupancy Agreement, any Project Contracts and any of the other Project Documents;

      (b) do all things necessary to maintain and keep in full force and effect its existence, franchise, rights and privileges under the laws of the State and City of New York; and

      (c) comply with, and do all things necessary to cause the Project Work to be performed in compliance with, all applicable laws, rules, regulations and orders of Governmental Authorities applicable to the Project Work and the Premises, and with the terms and conditions of the Lease.

      ss.6.3 Maintenance of and Compliance with Insurance Requirements. NYMEX shall maintain or cause to be maintained at NYMEX's expense such insurance, in the amounts and in accordance with the applicable provisions, as is described in
Article 7 and Section 11.03 of the Lease. NYMEX shall comply with all of the applicable provisions of such insurance policies. Nothing contained in this ss.6.3 is intended to confer any rights upon any third party.


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

      ss.6.4 Maintenance of Office. NYMEX will maintain an office in New York City where notices with respect to this Agreement may be delivered to it and inspections and audits in accordance with ss.6.7 hereof may be conducted.

      ss.6.5 Compliance with Applicable Law. (a) NYMEX shall include, or cause to be included, the following requirements, as applicable, in the Construction Managers' contracts and all Construction Contracts, and require all subcontracts and material suppliers to include the same requirements, so that the Construction Manager(s), the Contractor(s), any subcontractors and material suppliers shall agree, in substance:

            (i) to comply with (1) the equal employment requirements set forth in Article 40 of the Lease, incorporated herein by reference and made a part hereof as if more fully set forth herein, (2) New York State Labor Law ss.220-e, and (3) City Administrative Code ss.6-108;

            (ii) to comply with the applicable provisions of the New York City Noise Control Code (Administrative Code ss.24-216, as amended) and related regulations;

            (iii) to pay no less than prevailing wage rates and supplemental benefits to State Labor Law in accordance with the currently scheduled rates, as laborers, workers and mechanics pursuant to ss.220(3) of the New York State Labor Law in accordance with the currently scheduled rates, as amended from time to time; and


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

            (iv) to comply with the Affirmative Action Program set forth in Exhibit D attached to the Lease, incorporated herein by reference and made a part hereof as if more fully set forth herein.

      (b) NYMEX shall promptly, diligently and continuously enforce to the reasonable satisfaction of EDC (if EDC shall then be administering this Agreement) or BPCA (if BPCA shall then be administering this Agreement) the full and faithful compliance by the Persons referred to in ss.6.5(a) hereof with the provisions of law referred to in such ss.6.5(a).

      ss.6.6 Assignment. Without the prior written consent of EDC (if EDC shall then be administering this Agreement) or BPCA (if BPCA shall then be administering this Agreement), NYMEX shall not assign this Agreement other than to wholly owned subsidiaries of NYMEX.

      ss.6.7 Maintenance of Records. (a) NYMEX agrees to maintain, or cause to be maintained, accurate, readily auditable records and accounts with supporting documentation, in accordance with sound accounting principles, of (i) all of the costs of developing and improving the Premises, (ii) all of its receipts and expenditures in connection with the Funding and, if applicable, BPCA Financing and Alternative Financing, (iii) all expenditures made in connection with the Project Work (whether such expenditures be paid with the Funding, BPCA Financing, Alternative Financing or otherwise), and (iv) all financial accounts and transactions maintained or undertaken in connection with this Agreement. NYMEX shall make such records available for inspection and audit by the Public Party mutually designated from time to time by all of the Public Parties to perform inspections and audits under this Agreement and such Public Party's


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

agents and employees, and by the Comptroller of the State and/or the City Comptroller and any other elected or appointed public official or public agency or entity entitled by law to inspect records in connection with publicly funded projects and each of such person's or entity's agents and employees, at NYMEX's place of business within New York City, at the request of, EDC (if EDC shall then be administering this Agreement) or BPCA (if BPCA shall then be administering this Agreement) at reasonable times and upon reasonable notice. All such records and accounts shall be maintained for a period of six years after the last disbursement of either the Funding, the BPCA Financing or the Alternative Financing, as applicable, in connection with the record or account to be maintenance.

      (b) If any records and accounts maintained by NYMEX in accordance with ss.6.7(a) above shall contain proprietary information regarding NYMEX's business, or trade secrets of NYMEX, the Public Parties agree to (i) keep such information or trade secrets confidential to the extent permitted by law, (ii) notify NYMEX if any one of them receives any request for disclosure in respect of any such information or trade secrets, (iii) copy NYMEX on any communications that the Public Parties' have with, or receive from, any party making the request for disclosure, and (iv) notify NYMEX if any one of them intends to make any disclosure at least five (5) Business Days prior to the actual disclosure and copy NYMEX on any such disclosure.

      (c) The provisions of this ss.6.7 shall survive termination of this Agreement for the six-year period specified in ss.6.7(a) hereof.

      ss.6.8 Other Information. NYMEX shall furnish and cause to be furnished to EDC (if EDC shall then be administering this Agreement) or BPCA (if BPCA shall then be administering


                                      ~73-
this Agreement) such other information respecting the Premises and the Project Work, as EDC (if EDC shall then be administering this Agreement) or BPCA (if BPCA shall then be administering this Agreement) may from time to time reasonably request

      ss.6.9 Due Application of Funding Proceeds. (a) NYMEX shall receive and hold the proceeds of the UDC Funds and the City Funds (including any insurance proceeds arising out of any casualty affecting property purchased with the UDC Funds and the City Funds) as a trust fund to be applied exclusively for the payment of Eligible Costs in accordance with the terms of this Agreement and shall not use any part of the same for any other purpose.

      (b) NYMEX shall receive and hold the proceeds of the BPCA Financing, if any, disbursed in accordance with this Agreement, the Lease (if applicable) and the BPCA Financing Documents (including any insurance proceeds arising out of any casualty affecting property purchased with the BPCA Financing) as a trust fund to be applied exclusively for the payment of Eligible Costs in accordance with the terms of this Agreement and, if applicable, the Lease and the BPCA Financing Documents and shall not use any part of the same for any other purpose.

      (c) Any document providing for the disbursement to NYMEX of Alternative Financing shall provide that NYMEX shall receive and hold the proceeds of such Alternative Financing (including any insurance proceeds arising out of any casualty affecting property purchased with the Alternative Financing) as a trust fund to be applied exclusively for the payment of Eligible Costs incurred in connection with the Project Work and shall not use any part of the same for any other purpose.


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

      ss.6.10 Liens. NYMEX will cause the Project to be constructed free and clear of liens of mechanics, material persons and suppliers, including public improvement liens, subject to NYMEX's right to cause any such lien to be removed or bonded substantially in accordance with the provisions of Article 16 of the Lease as if such lien were a lien against "Landlord" (as such term is defined in the Lease). The costs of removing or bonding such liens shall be paid for by NYMEX and may be paid or reimbursed using the Funding and/or the BPCA Financing, if any.

      ss.6.11 Defects: Non-Conforming Work. (a) The disbursement of any portion of the Funding, or the BPCA Financing, if applicable, shall not constitute a waiver by any one of the Public Parties of a default by NYMEX to perform, or cause to be performed, the Construction Work in accordance with the Plans and Specifications.

      (b) In the event that any of the Design Professionals (including, without limitation, any of the Construction Managers) or any of the Contractors has performed work or caused work to be performed that is claimed to be defective or non-conforming and, in order to proceed with the Project Work without interruption or delay it is necessary that such work be corrected, the cost of performing such corrective work (the "Corrective Work") may be paid for with the Funding, provided, that if at the time all of the City Funds and all of the UDCF funds to be ddisbursed to NYMEX hereunder have been disbursed, the work that is claimed to be defective or non-conforming has been determined to be defective or non-conforming and the fault of a Design -Professional and/or Contractor, then:

      (i) NYMEX (or its Construction Manager) shall, to the extent that the work has been found to be defective or non-conforming, submit to EDC
            (y) a
            credit against the Funding in an amount equal to the portion of the Funding previously disbursed by EDC to NYMEX to pay for, or reimburse NYMEX for, the Eligible Costs incurred in connection with the performance of the Corrective Work required as a result of such defective or non-conforming work, and (z) a new Requisition or Requisitions, together with any and all supporting documentation required under this Agreement to be submitted together with a Requisition, for Eligible Costs incurred in connection with the performance of the Project Work and not previously funded with Funding.

      (ii) EDC shall re-apply the portion of the Funding previously disbursed on account of the Corrective Work, in an amount equal to the amount of the credit, to the work described in the new Requisition; and

      (iii) thereafter, NYMEX (or the Construction Manager) shall be solely responsible for seeking an appropriate recovery against the Design Professional or Contractor (or from others on its or their behalf) and shall be entitled to retain any amounts so recovered;

provided, further that if at the time all of the City Funds and all of the UDC Funds to be disbursed hereunder have been disbursed, there remains an unresolved dispute as to whether such work is defective or non-conforming or as to whether such defect or non-conformity is the fault of any Design Professional or Contractor, or NYMEX elects to settle such dispute without making a determination as to who caused the defective or non-conforming work to have been performed, then:

      (i) NYMEX (or its Construction Manager) shall be solely responsible for disputing or litigating (or settling, as applicable) any claims arising out of the work that is claimed to be defective or non-conforming;

      (ii) NYMEX shall be entitled to retain any amounts recovered from the Design Professional or Contractor (or from others on its or their behalf);

      (iii) NYMEX (or its Construction Manager) shall submit to EDC (y) a credit against the Funding in an amount equal to the portion of the Funding previously disbursed by EDC to NYMEX to pay for, or reimburse NYMEX for, the Eligible Costs incurred in connection with the performance of the Corrective Work required as a result of such work, and (z) a new Requisition or Requisitions, together with any and all supporting documentation required under this Agreement to be submitted together with a Requisition, for Eligible Costs incurred in connection with the performance of the Project Work and not previously funded with the Funding; and

      (iv) EDC shall re-apply the portion of the Funding previously disbursed on account of Corrective Work, in an amount equal to the amount of the credit, to the work described in the new Requisition or Requisitions.

If EDC has re-applied the Funding as described in this ss.6.11(b), and if a dispute with a Design Professional or Contractor is thereafter resolved in favor of the Design Professional or Contractor, NYMEX may seek funding or reimbursement for (and to the extent of) the Corrective

Work determined to have been appropriate or conforming from BPCA or from any other lender or entity making the financing required to complete the Project Work available.

      ss.6.12 Satisfaction of Conditions. The Funding may be expended by EDC for the purpose of satisfying any default in the covenants and conditions applicable to NYMEX under this Agreement provided that (a) except in the case of an emergency in which case EDC shall provide NYMEX with such advance notice as is practicable under the circumstances, EDC shall have delivered fifteen (15) days prior written notice to NYMEX of its intention so to apply the funding, and (b) NYMEX shall have failed, prior to the expiration of any applicable notice and/or cure period provided for in this Agreement, to have satisfied any such covenant or condition in a manner that would remedy the default. Amounts so expended by EDC shall be deemed a disbursement on account of the Funding. The terms and conditions contained in this ss.6.12 shall apply to BPCA upon the disbursement of the BPCA Financing, if applicable.

      ss.6.13 Tropical Hardwoods. NYMEX hereby agrees that with respect to any Public-Funded Construction Contract and any BPCA-Financed Construction Contract entered into for the performance of the Construction Work, NYMEX shall include, or cause the Construction Manager to include, in such Construction Contract a prohibition against the use of tropical hardwoods (as defined in Section 167-b of the New York State Finance Law) in the performance of the Construction Work except as expressly permitted by Section 167-b of the New York State Finance Law.

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

      ss.6.14 MacBride Principles. NYMEX hereby agrees that, with respect to any Project Contract that is to be funded in whole or in part with the Funding and/or the BPCA Financing, NYMEX shall (i) include, or cause the Construction Manager to include, in such Project Contract the requirements of the MacBride Principles Rider, attached hereto as Appendix I, and (ii) require, or cause the Construction Manager to require, the Design Professionals, Consultants and Contractors (A) to comply with applicable covenants and representations set forth in Appendix I, and (B) to cause its contractors, subcontractors, and materials suppliers performing the Project Work to also comply with the requirements of Appendix I. NYMEX (x) shall not enter into, (y) shall cause the Construction Monitor, Design Professionals and Consultants to not enter into, and (z) shall cause the Construction Manager to cause the Contractors to not enter into, any Project Contract that is to be funded in whole or in part with the Funding and/or the BPCA Financing with any party that does not agree to comply with the applicable covenants and representations set forth in Appendix I, unless NYMEX certifies that (1) there is no other actual source that can provide the services or supply the materials described under such Project Contract and (2) the services to be performed or the materials to be supplied under such Project Contract are essential to the construction or operation of the Project, and there exists no adequate substitution therefor.

      ss.6.15 No Waiver of Compliance. The disbursement by EDC of any portion of the Funding or, if applicable, the disbursement by BPCA of any portion of the BPCA Financing, to NYMEX shall not constitute a waiver of EDC's or BPCA's, as applicable, right to require compliance with any of the covenants contained in this Article Six or otherwise contained in this Agreement.

      ss.6.16. Employment Information. So as to enable EDC to comply with the requirements of Local Law 69, NYMEX agrees as follows:

      (a) Upon execution of this Agreement by NYMEX, NYMEX if it has not already done so, shall complete and return to EDC (A) a questionnaire (the "Questionnaire (Initial)") in the form annexed hereto and made a part of this Agreement as Exhibit H describing, in substance, how many and what types of jobs NYMEX in good faith estimates that it will create and retain with regard to its activities in or concerning the Project and its projected timetable for the creation and retention of jobs for the first seven years after the initial disbursement of any of the Funding, and (B) the attachments required by the Questionnaire (Initial). If the information filled in on the Questionnaire (Initial) changes between the daze of its submittal to EDC and the initial disbursement of any of the Funding, NYMEX shall promptly submit an amended Questionnaire (Initial) to EDC.

      (b) NYMEX shall, with regard to each July 1 - June 30 period during which any part of the seven (7) years from the initial disbursement of any of the Funding falls, (i) report to EDC by October 1, on an annual basis for the twelve months ending the previous June 30, the number of jobs created and retained by it at the Premises, such report to be in the form of the questionnaire (the "Questionnaire (Annual)") annexed hereto and made a part of this Agreement as Exhibit H-1, and (ii) deliver to EDC any and all forms required to be delivered by the Questionnaire (Annual). The provisions of this ss.6.16(b) shall survive termination of this Agreement for the seven (7) year period described herein.


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

                      ARTICLE SEVEN - DEFAULT; TERMINATION

      ss.7.1 Events of Default An "Event of Default" shall exist if any of the following shall have occurred during the term of this Agreement:

      (a) NYMEX shall have "abandoned" the Project (as defined and described in Section 2 of the Occupancy Agreement); or

      (b) NYMEX shall have applied the Funding or, if applicable, the BPCA Financing or the Alternative Financing in violation of the covenant set forth in ss.6.9 and such misapplication was (i) fraudulent or (ii) not corrected within five (5) Business Days of receipt of written notice thereof; or

      (c) NYMEX shall have failed to duly observe or perform any of the covenants and agreements contained in this Agreement (other than the covenants contained in ss.6.9) and such failure continued for twenty (20) Business Days after receipt of written notice to NYMEX by EDC (if such failure took place during the disbursement of the UDC Funds or the City Funds) or BPCA (if such failure took place during the disbursement of the BPCA Financing) specifying such default and requiring such default to be remedied; provided, however, that if because of Unavoidable Delays or if the nature of the default is such that NYMEX cannot reasonably be expected to cure the same within such period, such default shall not be an Event of Default if, within such period (subject to Unavoidable Delays), NYMEX commences in good faith to cure such default and (subject to Unavoidable Delays) diligently prosecutes such cure to completion; or

      (d) an Event of Default (as defined in the Lease) has occurred under the Lease, or an event of default has occurred under any of the other Project Documents that is not cured within any applicable notice and/or grace period; or

      (e) any representation or warranty by NYMEX contained in this Agreement shall have been materially false when made, or shall have subsequently become materially false and, at the time that NYMEX knew of the same, NYMEX shall have failed to notify EDC (if EDC shall then be administering this Agreement) or BPCA (if BPCA shall then be administering this Agreement) of such changes and shall have failed to cure, or commence to cure, such failure within ten (10) days after receipt of written notice from EDC or BPCA, as applicable; provided, however, that if because of Unavoidable Delays or if the nature of the default is such that NYMEX cannot reasonably be expected to cure the same within such period, such default shall not be an Event of Default if, within such period (subject to Unavoidable Delays), NYMEX commences in good faith to cure such default and (subject to Unavoidable Delays) diligently prosecutes such cure to completion.

      ss.7.2 Default Remedies; Exculpation.

      (a) Upon an Event of Default described in ss.7.1 hereof, EDC (if EDC is then administering this Agreement) or BPCA (if BPCA is then administering this Agreement) shall have the right to elect to terminate this Agreement (reserving, however, all remedies provided in this Article Seven or existing otherwise) or to make no further disbursements (without terminating this Agreement) until such Event of Default is remedied.

      (b) Any Event of Default under this Agreement shall also be an event of default under the other Project Documents, and the Public Parties shall have the right to exercise any rights, powers, or remedies permitted to the Public Parties and each of them under such other Project Documents upon the occurrence of an event of default thereunder (including, without limitation, the right set forth in Article 42 of the Lease to draw upon the Security Deposit and the right set forth in the Occupancy Agreement to recover liquidated damages in the amount described in Section 5 of the Occupancy Agreement).

      (c) In addition to any other right, power or remedy specified herein or in the other Project Documents, EDC (if EDC is then administering this Agreement) or BPCA (if BPCA is then administering this Agreement) may obtain restitution of any portion of the Funding, or if applicable the BPCA Financing, that is applied by NYMEX, or NYMEX's employees, agents or contractors in violation of ss.6.9, with interest from the date of disbursement at the Late Charge Rate.

      (d) In no event shall the Public Parties look to the property or assets of any of the individuals who are the directors, officers, members or member firms, employees, shareholders, agents or servants of NYMEX or any Affiliate of NYMEX, and no property or assets of any of the aforesaid Persons shall be subject to levy, execution or other enforcement procedure for the satisfaction of NYMEX's obligations under this Agreement, except in the event such individual has misapplied the Funding, or if applicable the BPCA Financing, as described in ss.7.2(c) above, in which case the relevant individual shall be personally liable to the full extent provided by law.

      (e) No right, power or remedy conferred upon or reserved to any one of the Public Parties hereunder is intended to be exclusive of any other right, power or remedy hereunder.

Every right, power and remedy hereunder shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy contained in this Agreement or the other Project Documents, and may be exercised from time to time and as often and in such order as the Public Parties may deem appropriate.

      (f) No course of dealing on the part of EDC, or BPCA if applicable, or any failure on the part of EDC, or BPCA if applicable, to exercise any right, power or remedy shall operate as an election or a waiver of such right or any other right, power or remedy, or otherwise prejudice the powers and remedies of EDC, or BPCA, if applicable, hereunder. No delay or omission of the Public Parties in exercising any right, power or remedy occurring upon an Event of Default shall impair any such right, power or remedy or constitute a waiver of or acquiescence in such Event of Default.

      (g) The Public Parties agree that upon the occurrence of an Event of Default described in ss.7.1(a), ss.7.1(c), ss.7.1(d) and ss.7.1(e) hereof, except as may otherwise be specifically set forth in the Occupancy Agreement or in any of the other Project Documents, the Public Parties shall not have the right to seek injunctive relief requiring NYMEX to comply with the requirements of this Agreement or enjoining NYMEX from failing to comply with a requirement of this Agreement.

      (h) The provisions of this ss.7.2 shall survive the expiration or termination of the Term.

      ss.7.3 Termination. (a) If this Agreement is terminated in accordance with the provisions of ss.7.2 hereof, or for any other reason provided for in this Agreement (except in the event of a termination of this Agreement by NYMEX in accordance with ss.9.6(b) hereof), then in the event of such termination, no Party will have any rights against or liabilities to any other Party and no Party will have any obligation to reimburse any other Party for any amounts previously disbursed or expended, except as specifically set forth herein or in the other Project Documents.

      (b) If this Agreement is terminated as described in ss.7.3(a) above, the Public Parties may (but shall be under no obligation) to: (i) enter and protect the Premises; (ii) assume any Design Contract or Construction Contract made by or on behalf of NYMEX in any way relating to the Project Work and take over and use all or any part or parts of the labor, materials, supplies and equipment contracted for, by or on behalf of NYMEX, whether or not previously incorporated into the Premises, and complete performance of the Project Work in accordance with the Plans and Specifications for the Project Work or as otherwise may be deemed appropriate, all in the discretion of the Public Parties; or (iii) (x) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials and equipment, and (y) reasonably pay, settle or compromise all bills or claims that may become liens against the Premises, or that have been or may be properly incurred, or for the discharge of liens, encumbrances or defects in the title of the Premises. To effectuate the provisions of this ss.7.3(b), (i) NYMEX collaterally assigns to BPCA the Plans and Specifications and all such Design Contracts and Construction Contracts, whether presently existing or made in the future, as more particularly set forth in ss.4.1(d), and (ii) EDC shall (except as otherwise may be provided in the case of a termination of this Agreement in accordance with ss.2.2(c)(iii) or ss.9.6(b) hereof) have the right to draw on the Additional Security Deposit and apply the Additional Security Deposit for the purpose of completing the Project Work or otherwise retain the Additional Security

Deposit (which right shall be in addition to any right that BPCA may have under Article 42 of the Lease or pursuant to any other provision of the Lease or any provision of any other Project Document, to draw on the Security Deposit and apply or retain such Security Deposit for the purpose of completing the Project
Work).

      (c) The provisions of this ss.7.3 shall survive the expiration or termination of the Term.

                             ARTICLE EIGHT - NOTICES

      ss.8.1 Notices. (a) All notices, demands, requests, consents or other communications under this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes as of the date when sent by hand or by facsimile or by certified or registered mail, return receipt requested and addressed as follows (or to such other addresses as may from time to time be designated by UDC, EDC, BPCA or NYMEX by notice delivered to the other in accordance with this ss.8.1):

      (i)  if to UDC:

           New York State Urban Development Corporation
           1515 Broadway, New York, N.Y. 10036
           Attention:  General Counsel
           Fax Number: (212) 930-0196

      (ii) if to EDC:

           New York City Economic Development Corporation
           110 William Street, New York, N.Y. 10038
           Attention: President
           Fax Number: (212) 312-3913

           with a copy to the General Counsel, at the same address

           and with copies to;

           New York City Law Department
           100 Church Street, New York, N.Y. 10007
           Attention: Chief, Economic Development Division
           Fax Number: (212) 227-5648

      (iii) if to BPCA:
            Battery Park City Authority
            One World Financial Center, New York, N.Y. 10281
            Attention: President
            Fax Number: (212) 416-5315

            with a copy to the General Counsel, at the same address

      (iv)  if to NYMEX:

            New York Mercantile Exchange
            Four World Trade Center
            New York, New York 10048
            Attention: President
            Fax Number: (212) 432-1562

            with a copy to the General Counsel at the same address Fax Number: (212) 775-8638 and with a copy to:

            Winthrop, Stimson, Putnam & Roberts
            One Battery Park Plaza
            New York, New York 10004-1490
            Attention: Stephen Lefkowitz, Esq.
            Fax Number: (212) 858-1500

      (b) All notices, demands, requests, consents or other communications under this Agreement shall be deemed to have been delivered and received for all purposes as of the date sent by hand or by facsimile or, if delivered by mail, on the date actually received as indicated on the receipt thereof or on the date delivery thereof is refused by the recipient thereof.

                 ARTICLE NINE - GENERAL CONDITIONS AND COVENANTS

      The following covenants and conditions shall be applicable throughout the
Term:

      ss.9.1 Satisfactory Proceedings. All proceedings taken and documents required or contemplated in connection with the transactions provided for by this Agreement shall be reasonably satisfactory in form and substance to EDC (if EDC shall then be administering this Agreement) or BPCA (if BPCA shall then be administering this Agreement), and EDC or BPCA, as applicable, shall have received copies of all such documents.

      ss.9.2 Conflict of Interests. No member, officer, director or employee of EDC or the City, or their designees, consultants or agents, and no member of the governing body of the City and no public official of the City, who exercises or exercised any functions or responsibilities with respect to the subject matter of this Agreement during his/her tenure, if known to NYMEX, shall have any interest, direct or indirect, in any contract or subcontract, or the proceeds thereof, for work to be performed in connection with the Project Work or in any activity or benefit arising out of or in connection with the performance of the Project Work. Upon receiving notice or knowledge of any of the circumstances specified in the preceding sentence, NYMEX shall deliver notice to EDC of the circumstances and immediately shall use its best efforts to cause the Persons affected to terminate their interest in the prohibited contract or property. NYMEX shall require its Design Professionals, Consultants, subconsultants, Contractors, subcontractors and suppliers to make appropriate representations in writing that they, their employees and principals do not have any conflict of interest prohibited under this ss.9.2, and to covenant to cause the prohibited Persons to terminate their interest in the relevant contract or property upon demand by NYMEX.

      ss.9.3 No Liability of Individuals. No officer, employee, director, member, agent or other person authorized to act on behalf of the State, the City, UDC, EDC or BPCA shall have any personal liability in connection with this Agreement or on account of any default by the State, the City, UDC, EDC or BPCA.

      ss.9.4 Anti-Boycott Provisions. (a) NYMEX agrees that neither it nor any Affiliate is participating or shall participate in an international boycott in violation of the provisions of the Export Administration Act of 1979, as amended, or the regulations promulgated thereunder.

      (b) Upon the final determination by the United States Department of Commerce or any other agency of the United States as to conviction of NYMEX or an Affiliate for participation in an international boycott in violation of the provisions of the Export Administration Act of 1979, as amended, or the regulations promulgated thereunder, EDC (if EDC is then administering this Agreement) or BPCA (if BPCA is then administering this Agreement) may, at its option, declare a default under this Agreement.

      (c) NYMEX shall comply in all respects with the provisions of ss.6-114 of the Administrative Code of the City and the rules and regulations issued by the Comptroller of the City thereunder.

      ss.9.5 Governing Law. The provisions of this Agreement shall be governed and interpreted in accordance with the law of the State of New York.

      ss.9.6 Limited Liability of the Public Parties; Remedies in the Event of a Public Party Default. (a) The Public Parties shall not be liable under this Agreement to any Person (other than NYMEX) in any matter arising out of the financing, development, construction and equipping of the Project

      (b) Notwithstanding anything to the contrary contained in this Agreement, in the event that (i) UDC fials to fund the UDC to EDC, (ii) the City fails to fund the City Funds to EDC, or (iii) EDC fails to disburse the UDC Funds and/or the City Funds to NYMEX in accordance with this Agreement, then, provided that NYMEX is not in default under any of the Project Documents and shall have delivered to the defaulting Public Party, Public Parties, and/or the City (such defaulting party or parties is hereinafter referred to as the "Defaulting Party") notice of such failure, which notice shall state with specificity the nature of the conduct constituting the failure or default and bear the following legend in capital letters:

      "IF THE DEFAULTING PARTY FAILS TO CURE THE FAILURE OR DEFAULT DESCRIBED IN THIS LETTER WITHIN FORTY-FIVE (45) DAYS AFTER THE RECEIPT OF THIS NOTICE, NYMEX SHALL HAVE THE RIGHT TO TERMINATE THE FUNDING AGREEMENT, THE LEASE AND THE OCCUPANCY AGREEMENT, AND/OR PURSUE SUCH OTHER REMEDIES PERMITTED TO IT IN ACCORDANCE WITH ss.9.6 OF THE FUNDING AGREEMENT",

and such Defaulting Party fails, within a period of forty-five (45) days after such Defaulting Party's receipt of such notice, to cure such failure, then, upon the expiration of such forty-five (45) day period:

      (i) NYMEX may elect to bring an action to compel the Defaulting Party to perform its (or their) respective obligations under this Agreement (during the pendency of which and until a judgment with respect to such action has been made by a court of competent jurisdiction and if NYMEX is successful in such action at all times thereafter, this Agreement, the Lease and the Occupancy Agreement shall remain in full force and effect); or

      (ii) if NYMEX elects not to bring an action to compel the Defaulting Party to perform or if such action is unsuccessful, NYMEX may elect to:

      (A) terminate this Agreement, the Occupancy Agreement, the Lease and all other Project Documents (including the Financing Letter), in which event, upon such termination, (x) BPCA shall return the Security Deposit to NYMEX promptly, and EDC shall return the Additional Security Deposit to NYMEX promptly, (y) NYMEX shall have no further obligations to the Public Parties or to the City under or in connection with any of the Project Documents or the Project, and (z) if NYMEX elects, NYMEX may pursue its remedies at law; or

      (B) terminate this Agreement, the Occupancy Agreement and the Financing Letter, but not the Lease, in which event, following such termination, (w) NYMEX shall occupy the building to be constructed on the Premises for the period and in the manner set forth in Section 23.01 of the Lease, (x) if the Security Deposit, pursuant to any provision of the Lease, is not required to remain in effect, BPCA shall return the Security Deposit to NYMEX promptly, and EDC shall return the Additional Security Deposit to NYMEX promptly, (y) NYMEX shall have no further obligations to the Public Parties and the City under this Agreement and the Occupancy Agreement, but shall remain bound by the provisions of the Lease, and (z) if NYMEX elects, NYMEX may pursue its remedies at law.

Notwithstanding anything to the contrary contained in this ss.9.6(b), in the event that NYMEX elects, in accordance with ss.9.6(b)(ii)(B) hereof, to sue the Defaulting Party for damages, then, NYMEX shall remain bound by the provisions of the Occupancy Agreement unless and until such suit is terminated with prejudice either by NYMEX irrevocably withdrawing such suit or by a judicial dismissal or similar termination of such suit which occurs without a judgment on the merits of whether and how much damages may be due.

      (c) Notwithstanding any provision to the contrary in this Agreement, (i) if the moneys in the aggregate sum of $5,000,000 shall not be made available by UDC to EDC, or (ii) if the moneys in the aggregate sum of $123,686,000 under the Consolidated Contract shall not be made available by the City to EDC in whole or in part for any reason, then EDC shall be under no obligation to make any disbursement of UDC Funds and/or City Funds unless and to the extent that UDC and the City remit such moneys to EDC. The failure of EDC to receive such funds from either UDC or the City shall be deemed to be the failure of an essential condition for EDC's obligations and NYMEX shall not commence any action or proceeding against EDC arising out of the failure of this condition; provided, however, that if it is determined by a court of competent jurisdiction that EDC is a necessary party to any action or proceeding commenced by NYMEX against UDC and/or the City, EDC may be joined as a party defendant to such action

(but in no event shall EDC be liable for the payment of the Funding to the extent such Funding has not been made available to EDC by UDC and/or the City).

      ss.9.6A Arbitration. In the event that there arises a dispute among the Parties as to whether EDC has defaulted in making disbursements of the Funding in accordance with, and to the extent specifically provided in, this Agreement, or whether BPCA has defaulted in making disbursements of the BPCA Financing in accordance with, and to the extent specifically provided in, this Agreement and the BPCA Financing Documents, such dispute shall be determined by arbitration in the manner hereinafter provided:

      (a) Procedure for Arbitration.

            (i) The party desiring the arbitration shall, by notice to the other party (the "Dispute Notice"), require that the dispute in question be presented for resolution to the first available applicable arbiter set forth on the list set fort in ss.9.6A(b)(iii) below. The party giving the Dispute Notice shall give a copy of such Dispute Notice to the first applicable arbiter on such applicable list (unless such first arbiter is known to be unavailable) with a cover letter requesting such arbiter to serve. In the event the first named applicable arbiter is not available or is unwilling to serve, the applicable arbiter next set forth on the applicable list shall be engaged, and so on, until arriving at a available applicable arbiter. The arbiter serving to resolve any dispute hereunder is hereinafter referred to as the "Arbiter".

            (ii) Arbiter's Decision. Upon selection of an Arbiter in accordance with ss.9.6A(a)(i) above, the Parties shall make such submissions as they may wish to the Arbiter within five (5) Business Days after receipt of the Dispute Notice and selection of an Arbiter.

Within five (5) Business Days thereafter, the Arbiter shall attempt to cause the Parties to agree on a resolution to the dispute and, failing that, shall make a decision in writing by 5:00 PM on the last day of such five (5) Business Day period. Copies of the Arbiter's decision shall be sent to all the Parties. In rendering his or her decision, the Arbiter shall have no power to modify any of the provisions of this Agreement, and the jurisdiction of the Arbiter is expressly limited accordingly. The decision of the Arbiter shall be final and conclusive on the Parties, and judgment may be entered on the decision of the Arbiter rendered in accordance with this ss.9.6A and may be enforced in accordance with the laws of New York State.

      (b) Selection of Arbiter.

            (i) Disqualifications. During the month of January of each calendar year during the Term of this Agreement, each Party may, by written notice to the other, disqualify one of the listed arbiters for any reason whatsoever. Each party may also, by written notice to the other at any time (including during the five (5) Business Day period following the giving of a Dispute Notice), require any arbiter to be disqualified for cause (including, without limitation, conflict of interest), the presence of such cause (if disputed) to be determined by another arbiter under the provisions of this ss.9.6A. The remaining arbiters shall move up on the list to fill any vacancies so created.

            (ii) Replacements. If any of the listed arbiters dies, becomes disabled, retires, goes out of business, is disqualified by any Party for cause or otherwise, or elects to withdraw from the list, then the Parties shall agree on a replacement within twenty (20) days after notice thereof. If the parties fail to so agree, each, within five(5) days after such twenty (20) day period, shall designate one of the remaining listed arbiters and the two arbiters so chosen shall appoint a replacement within twenty (20) days thereafter. All newly chosen arbiters shall be placed at the last position on the applicable list. If more than one arbiter is chosen at the same time, the arbiters who are so chosen shall be listed in alphabetical order. In the event that, at any time, there is no listed applicable arbiter available, the Parties shall endeavor to agree upon a reputable and experienced arbiter to resolve the dispute in question. In the event that the Parties are unable to agree on such arbiter, such arbiter shall be chosen in accordance with the rules of the American Arbitration Association then prevailing. The Arbiter, however chosen, shall proceed to resolve any dispute in accordance with the provisions set forth in this ss.9.6A.

            (iii) Lists of Arbiters. The following is a list of persons from which to select an arbiter to determine applicable disputes arising hereunder:

               LIST OF ARBITER FOR CONSTRUCTION MANAGEMENT ISSUES:

1.    Mr. Arthur Thompsen
      Hennigan Construction, Inc.
      250 West 30th Street
      New York, NY 10001
      (212) 947-6441

2.    Mr. Jeremiah I. Collins
      York/Hunter Inc.
      1372 Broadway
      New York, NY 10018
      (212) 703-3700

3.    Mr. Clark Pile, P.E.
      O'Brien-Kreitzberg and Associates
      1515 Broadway
      New York, NY 10036
      (212) 921-9898

4.    Mr. Charles Uribe
      A.J. Contracting Corporation
      470 Park Avenue South
      New York, NY 10016
      (212) 889-9100

5.    Mr. Mitch Solomon
      HRH Construction
      909 3rd Avenue
      New York, NY 10022
      (212) 751-3100

6.    Mr. Joseph Coppotelli
      Structure Tone, Inc.
      15 East 26th Street
      New York, NY 10010
      (212) 481-6100

7.    Mr. Nicolas Andreadis
      Turner Construction Company
      375 Hudson Street
      New York, NY 10014
      (212) 229-6000

           LIST OF ARBITERS FOR ARCHITECTURAL AND ENGINEERING ISSUES:

1.    Mr. Richard Dattner
      Richard Dattner Architect P.C.
      154 West 57th Street
      New York, NY 10019
      (212) 247-2660

2.    Mr. Fred Bland
      Beyer Blinder Belle
      41 East 11th Street
      New York, NY 10003
      (212) 777-7800

3.    Mr. Richard K Carlson
      Swanke Hayden Connell Architects
      4 Columbus Circle
      New York, NY 10019
      (212) 977-9696

4.    Mr. Jerrold Clarke
      Schuman Lichteinstein Claman Efron Architects
      841 Broadway, 7th Floor
      New York, New York 10003
      (212) 979-8400

5.    Mr. Henry Brennan
      Brennan Beer Gorman
      515 Madison Avenue
      New York, NY 10001
      (212) 888-7663

6.    Mr. Brad Perkins
      Perkins Eastman and Partners
      437 Fifth Avenue
      New York, NY 10016
      (212) 889-1720

7.    Mr. Vincent DeSimone
      DeSimone Chaplin and Dobryn
      20 Waterside Plaza, Level C
      New York, New York 10010
      (212) 532-2211

8.     Mr. Theodore S. Hammer
       Haines Lundberg Waehler
       115 Fifth Avenue
       New York, New York 10003
       (212) 353-4600

      ss.9.7 Amendments. (a) This Agreement may not be amended, waived or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver or termination is sought.

      (b) The Public Parties hereby agree not to amend the Project Agreement in such a way as to materially or adversely affect the rights of NYMEX under this Agreement, the Lease or the Occupancy Agreement.

      ss.9.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and shall inure to the benefit of UDC, EDC, BPCA, NYMEX and their respective successors and permitted assigns.

      ss.9.9 Assignment of Funds. NYMEX acknowledges that the UDC Funds and the City Funds are not, and shall not be deemed to be, an assignment of any funds received by EDC from UDC or the City. NYMEX acknowledges that it has no right to or interest in such funds under any agreements providing for the administration of such funds by EDC and confirms that NYMEX's rights to the UDC Funds and the City Funds arise exclusively under this Agreement.

      ss.9.10 No Third Party Rights. The Parties mutually confirm that this Agreement is not intended to confer any rights upon any person other than the Parties and their respective successors and permitted assigns. Without limiting the generality of the foregoing, this Agreement shall not be construed to confer any rights upon the Architects, the Construction Managers, any other Design Professionals or Consultants, or the Contractors, as third party beneficiaries or under any other legal theory.

      ss.9.11 Interpretation. The provisions of the Occupancy Agreement and/or the Lease that are incorporated by reference into this Agreement are intended to supplement the other provisions of this Agreement. In the event of any conflict between the provisions of the Occupancy Agreement and/or the Lease and the other provisions of this Agreement relating to the performance of the Project Work, the more restrictive provisions shall control. If any part of this Agreement is held unenforceable, the remaining provisions shall not be affected and shall be enforced to the fullest extent permitted by law.

      ss.9.12 Captions. Captions are inserted for the convenience of the reader only and shall not be considered in the construction of this Agreement.

      ss.9.13 Indemnity. (a) Notwithstanding anything contained herein to the contrary, NYMEX shall be solely responsible for all injuries to persons including death, damage to property, or loss of any other description arising out of the performance of this Agreement by NYMEX or any Project Work paid for in whole or in part with the Funding, or the BPCA Financing (if applicable), or the Alternative Financing (if applicable), including without limitation, any loss, damage or expense resulting from any negligent act or omission, fault or default of NYMEX, the Architects, the Construction Managers, any other Design Professionals or Consultants, any Contractors or its or their respective employees, agents, servants, independent contractors or subcontractors, in connection with the Project Work, but specifically excluding any loss, damage or expense directly resulting from the gross negligence or intentional misconduct of the Indemnified Parties.

      (b) (i) NYMEX shall defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, damages, judgments, liabilities and causes of action whatsoever to which they may be subject arising out of the negligent acts or omission, faults or defaults of the Architects, the Construction Managers any other Design Professionals or the Consultants, or any subconsultant, agent or employee of the Architects, Construction Managers, any other Design Professionals or Consultants, in connection with the performance of the Design and/or Consulting Services, except to the extent that such claims, damages, judgments, liabilities and causes of action have arisen directly as a result of the gross negligence or intentional misconduct of the Indemnified Parties.

            (ii) NYMEX shall defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, damages, judgments, liabilities and causes of action whatsoever to which they may be subject arising out of the acts or omissions of NYMEX, the Contractors, subcontractors, agents, employees or material suppliers, and any and all Persons, in connection with the performance of the Construction Work, or because of any negligence, fault or default of NYMEX, its agents, employees, material suppliers or subcontractors in connection with the Project, except to the extent that such claims, damages, judgments, liabilities and causes of action have arisen directly as a result of (i) the gross negligence or intentional misconduct of the Indemnified Parties, or (ii) any construction or installation of Civic Facilities being performed by BPCA in accordance wit Article 26 of the Lease.

            (iii) The termination of this Agreement shall not release NYMEX from any liability to the Indemnified Parties arising out of any act or omission of NYMEX in connection with, and occurring prior to the termination of, this Agreement.

      (c) If any claim, action or proceeding is made or brought against any of the Indemnified Parties that is the subject of NYMEX's indemnification under ss.9.13(b) hereof, then, NYMEX shall resist or defend such claim, action or proceeding (in the Indemnified Parties' name, if necessary) by the attorneys for NYMEX's insurance carrier (if such claim, action or proceeding is covered by insurance maintained by NYMEX) or (in all other instances) by such attorneys as NYMEX shall select and EDC (if EDC shall then be administering this Agreement) or BPCA (if BPCA shall then be administering this Agreement) shall approve, which approval shall not be unreasonably withheld or delayed, and NYMEX shall control all decisions in respect of the litigation and settlement of such claims. The foregoing notwithstanding, the Indemnified Parties may at their own expense engage their own attorneys to assist such Indemnified Parties in the defense of such claim, action or proceeding, as the case may be. The indemnification obligations imposed upon NYMEX under ss.9.13(b) shall not apply to any settlement agreed to by the Indemnified Parties without NYMEX's prior written consent.

      (d) Notwithstanding any other provision of this Agreement, in the event that any Indemnified Party fails, within thirty (30) days after such Indemnified Party has (or have) actual knowledge of the commencement of any action or proceeding subject to indemnification hereunder, to give NYMEX notice of the commencement of such action or proceeding, such Indemnified Party shall not be entitled to indemnification in respect of such action or proceeding; provided, however, that NYMEX shall be required to indemnify any Indemnified Party named in any such action or proceeding that names NYMEX, in addition to any Indemnified Party, as a party litigant regardless of whether the Indemnified Party has given NYMEX notice of the commencement of such action of proceeding in accordance with the provisions hereof, provided that NYMEX has actual knowledge of such action or proceeding.

      ss.9.14 No Agency. Except as specifically provided in Section 11.05 of the Lease with respect to the purchase of certain materials and supplies to be incorporated into the Project and for which a sales and compensating use tax exemption is to be sought, neither NYMEX nor any of its employees, contractors or subcontractors is, shall be or shall represent that he, she or it is an agent, servant or employee of the State, the City, UDC, EDC or BPCA by virtue of this Agreement or by virtue of any approval, permit, license, grant, right or authorization given by the State, the City, UDC, EDC or BPCA or any of their officers, agents or employees.

      ss.9.15 Venue

      (a) Any and all claims asserted by or against the City, UDC, EDC or BPCA arising under this Agreement or related hereto shall be heard and determined either in the courts of the United States located in the Southern District of New York ("Federal Courts") or in the courts of the State of New York located in the County of New York ("New York State Courts"). To effectuate this agreement and intent UDC, EDC, BPCA and NYMEX agree and, where appropriate, shall require each Design Professional, Contractor or Consultant to agree, as follows:

      (i) If UDC, EDC or BPCA initiates any action against NYMEX in Federal Court or in New York State Court, service of process may be made on NYMEX either in person, wherever NYMEX may be found, or by registered mail (return receipt requested) addressed to NYMEX at its address as set forth in this Agreement, or to such other address as NYMEX may provide to UDC, EDC and BPCA in writing.

      (ii) With respect to any action between UDC, EDC, BPCA, and NYMEX in New York Stare Court, NYMEX hereby expressly waives and relinquishes any rights it might otherwise have (A) to move to dismiss on grounds of forum non conveniens,
(B) to remove to a federal court wholly outside New York City, and (C) to move for a change of venue to a New York State Court outside New York City; provided, however, that NYMEX may remove to a Federal Court located within New York City.

      (iii) With respect to any action between UDC, EDC, BPCA and NYMEX in Federal Court, NYMEX expressly waives and relinquishes any right it might otherwise have to transfer the action to another federal court outside New York City.

      (iv) If NYMEX commences any action against the State, the City, UDC, EDC or BPCA in a court located other than in the City and State of New York, then, upon request of the Public Parties, NYMEX shall either consent to a transfer of the action to a court of competent jurisdiction located in the City and State of New York or, if the court where the action is initially brought will not or cannot transfer the action, then NYMEX shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of competent jurisdiction in New York City.

      ss.9.16 Investigations; Cooperation.

      (a) NYMEX shall cooperate fully and faithfully with any investigation, audit or inquiry conducted by any Governmental Authority that is empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath, or conducted by the inspector general of a Governmental Authority that is a party in interest to this Agreement or the transaction to which it relates, when it is subject of the investigation, audit or inquiry. In addition, NYMEX shall promptly report in writing to the Commissioner of Investigation any solicitation of money, goods, requests for future employment or other benefits or thing of value, by or on behalf of any employee of the City or other person, firm, corporation or entity for any purpose relating to the procurement or obtaining of this Agreement by NYMEX or affecting the performance of this Agreement.

      (b) If: (1) any person who has been advised that his or her statement, and any information from such statement, will not be used against him or her in any subsequent criminal proceeding refuses to testify before a grand jury or other Governmental Authority empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath concerning the award of, or performance under, any transaction, agreement, lease, permit, contract, or license entered into with the State or any political subdivision or public authority thereof the Port Authority of New York and New Jersey, UDC or any other public benefit corporation organized under the laws of the State of New York, the City, EDC, or any local development corporation (defined collectively for purposes of this ss.9.16 as "agencies"), or

      (2) any person refuses to testify for a reason other than the assertion of his or her privilege against self-incrimination in an investigation, audit or inquiry conducted by a Governmental Authority empowered directly or by designation to compel the attendance of witnesses and to take testimony under oath, or by the Inspector General of a Governmental that is a party in interest in, and is seeking testimony concerning the award of, or performance under, any transaction agreement, lease, permit, contract, or license entered into with the City, the State of New York, or any political subdivision thereof EDC or any local development corporation, or

      (3) any person with information concerning any solicitation of money, goods, requests for future employment or other benefit or thing of value, by or on behalf of any employee of the City or other person, firm, corporation or entity for any purpose relating to the procurement or obtaining of this Agreement by NYMEX or affecting the performance of this Agreement, fails to report such information to the Commissioner of Investigation of the City, then the commissioner or. agency head whose agency is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit or license shall convene a hearing, upon not less than five (5) days written notice to the parties involved, to determine if any penalties should attach for the failure of a person to testify.

      (c) If NYMEX or any agent, employee or associate of NYMEX requests an adjournment, in any proceeding investigating the events surrounding the negotiation and consummation of this Agreement or the transaction to which it relates, up to thirty (30) days, such adjournment shall be granted. If a further adjournment is sought it must be done by a written request to the agency head or commissioner who convened the hearing, at least three (3) business days prior to the scheduled hearing date, setting forth the reasons for the request. If the commissioner or agency head denies the request for an additional adjournment, then NYMEX, their agent, employee or associate must appear at the scheduled hearing or commence an action to obtain a court order, pursuant to Article 78 of the Civil Practice Laws and Rules, substantiating a claim that the denial of the adjournment was capricious or arbitrary. If NYMEX, their agent, employee or associate fails to appear at the rescheduled hearing or to diligently pursue such judicial relief, as the case may be, then, if in the sole judgment of the commissioner or agency head the failure to appear would have a material adverse effect on the investigation, the commissioner or agency head who convened the hearing may suspend this Agreement pending the final determination pursuant to ss.9.16(e) below without the City's or agency's incurring any penalty or damages for delay or otherwise; provided, that the right to suspend this Agreement shall not be invoked if NYMEX shall have discharged or disassociated itself from such agent, employee or associate and said agent, employee or associate is not reemployed either directly or indirectly or otherwise compensated by NYMEX.

      (d) The penalties which may attach after a final determination by the commissioner or agency head may include but shall not exceed:

                  (i) the disqualification for a period not to exceed five (5)
            years from the date of an adverse determination for any person, or if the person was an associated person of NYMEX or any successor or assignee thereof, such entity, as the case may be, of which such person was an associated person at the time the testimony was sought, from submitting bids for, or transacting business with, or entering into or obtaining any contract, lease, permit or license with or from the EDC or the City or another agency; and

                  (ii) the cancellation or termination of any and all such
            existing contracts, leases, permits or licenses made with EDC or the City or another agency that the refusal to testify concerns and that have not been assigned as permitted under this Agreement, nor the proceeds of which pledged, to an inaffiliated and unrelated institutional lender for fair value prior to the issuance of the notice scheduling the hearing, without EDC, the City or other agency incurring any penalty or damages on account of such cancellation or termination.

      (e) The commissioner or agency head shall consider and address in reaching his or her determination and in assessing an appropriate penalty the factors in subsections (i) and (ii) below. He or she may also consider, if relevant and appropriate, the criteria established in subsections (iii) and (iv) below in addition to any other information which may be relevant and appropriate:

            (i) The entity's good faith endeavors or lack thereof to cooperate fully and faithfully with any governmental investigation or audit, including but not limited to the discipline, discharge or disassociation of any person failing to testify, the production of accurate and complete books and records, and the forthcoming testimony of all other associated persons, agents, assignees or fiduciaries whose testimony is sought.

            (ii) The relationship of the person who refused to testify to any entity that is a party to the hearing, including, but not limited to, whether the person whose testimony is sought has an ownership interest in the entity and/or the degree of authority and responsibility the person has within the entity.

            (iii) The nexus of the testimony sought to the subject entity and its contracts, leases, permit or licenses with the agency.

            (iv) the effect a penalty may have on an unaffiliated and unrelated party or entity that has a significant interest in an entity subject to penalties under ss.9.16(d) above, provided that the party or entity has given actual notice to the commissioner or agency head upon the acquisition of the interest, or at the hearing called for in ss.9.16(b) and ss.9.16(c) above gives notice and proves that such interest was previously acquired. Under either circumstance the party or entity must present evidence at the hearing demonstrating the potential adverse impact a penalty will have on such person or entity.

      (f) As used in this ss.9.16:

            (i) The term "license" or "permit" shall mean a license, permit, franchise or concession not granted as a matter of right

            (ii) The term "entity" shall mean any firm, partnership, corporation, association or person that receives monies, benefits, licenses, leases or permits from or through the City or otherwise transacts business with EDC or the City.

            (iii) The term "associated person" shall mean any person associated with another person or entity as a partner, director, officer, principal or employee (but not any member or member firm of NYMEX).

      ss.9.17 Assignment by EDC. EDC shall have the right to assign this Agreement or EDC's rights under this Agreement to the City, provided that the City shall assume in writing the obligations of EDC hereunder and EDC or the City shall have provided NYMEX with a copy of such assignment and assumption agreement.

      ss.9.18 Registration of Agreement. EDC shall promptly deliver this Agreement to the Comptroller of the City (the "City Comptroller") and request that the City Comptroller file and register this Agreement promptly. EDC agrees to take such other steps as are ordinarily and reasonably necessary to have an agreement such as this Agreement filed with and registered by the City Comptroller. EDC shall promptly notify NYMEX as to the filing and registration of this Agreement upon the occurrence thereof or the City Comptroller's notification to EDC as to the nonfiling or nonregistration thereof.

      ss.9.19 Counterparts. This Agreement may be executed in one or more counterparts that, when taken together, shall constitute one and the same document.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


                                          NEW YORK STATE URBAN
                                          DEVELOPMENT CORPORATION

                                          By: /s/ Charles A. Gargano
                                             -----------------------------------
                                          Title: Chairman
                                                --------------------------------


                                          NEW YORK CITY ECONOMIC
                                          DEVELOPMENT CORPORATION

                                          By: /s/ Clay B. Lifflander
                                             -----------------------------------
                                          Title: President
                                                --------------------------------


                                          BATTERY PARK CITY AUTHORITY

                                          By: /s/ Phillip Pitruzzello
                                             -----------------------------------
                                          Title: President
                                                --------------------------------


APPROVE AS TO FORM:                       NEW YORK MERCANTILE EXCHANGE


By: /s/ [ILLEGIBLE]                       By: /s/ Daniel Rappaport
   ----------------------------              -----------------------------------
Acting Corporation Counsel                Title: Chairman
                                                --------------------------------

THE CITY, BY SIGNING IN
THE SPACE DESIGNATED BELOW,
AGREES TO THE PROVISIONS OF
ss.2.1(b) and ss.5A.5 HEREOF:

THE CITY OF NEW YORK


BY: /s/ John S. Dyson
   ----------------------------
Title: Deputy Mayor
      -------------------------

STATE OF NEW YORK   )
                    :
COUNTY OF NEW YORK  )

On this 12 day of April, 1995, before me personally came Charles A. Gargano, to me know, who being by me duly sworn, did depose and say that he has an address at 1515 Broadway, New York, New York 10036; that he is the Chairman of NEW YORK STATE URBAN DEVELOPMENT CORPORATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereon by authority of the board of directors of such corporation.


                                                 /s/ Eileen M. Mildenberger
                                                --------------------------------
                                                         Notary Public

                                                   EILEEN M. MILDENBERGER
                                              Notary Public, State of New York
                                                       No. 02M15021835
                                                 Qualified in Suffolk County
                                            Commission Expires December 27, 1995

STATE OF NEW YORK   )
                    :
COUNTY OF NEW YORK  )

      On this 12 day of April, 1995, before me personally came Clay B. Lifflander, to me know, who being by me duly sworn, did depose and say that he has an address at 110 William Street, New York, New York 10038; that he is the President of NEW YORK CITY ECONOMIC DEVELOPMENT CORPORATION, the corporation described in and which executed the foregoing instrument; and that be signed his name thereon by authority of the board of directors of such corporation.


                                                      /s/ Concetta Miele
                                                --------------------------------
                                                         Notary Public

                                                        CONCETTA MIELE
                                                     Commisioner of Deeds
                                                   City of New York - 2-7034
                                               Certificate Filed in Kings County
                                               Commission Expires April 1, 1997

STATE OF NEW YORK   )
                    :
COUNTY OF NEW YORK  )

      On this 12th day of April, 1995, before me personally came Phillip Pitruzzello, to me know, who being by me duly sworn, did depose and say that he has an address at One World Financial Center, New York New York; that he is the President of the BATTERY PARK CITY AUTHORITY, the corporation described in and which executed the foregoing instrument; and that he signed his name thereon by authority of the board of directors of such corporation.


                                                       /s/ Frieda L. Dweck
                                                --------------------------------
                                                         Notary Public

                     FRIEDA L. DWECK
            Notary Public, State of New York
                     No. 24-4904179
                Qualified in Kings County
           Commission Expires August 10, 1995

STATE OF NEW YORK   )
                    :
COUNTY OF NEW YORK  )

      On this 11th day of April, 1995, before me personally came Daniel P. Rappaport, to me know, who being by me duly sworn, did depose and say that he has an address at 6 Tall Trees Drive Westport, CT 06330; that he is the Chairman of the NEW YORK MERCANTILE EXCHANGE, the corporation described in and which executed the foregoing instrument; and that he signed his name thereon by authority of the board of directors of such corporation.


                                                       /s/ [ILLEGIBLE]
                                                --------------------------------
                                                         Notary Public

                                                         [ILLEGIBLE]
                                              Notary Public, State of New York
                                                          [ILLEGIBLE]
                                                Qualified in [ILLEGIBLE] County
                                               Commission Expires Aug. 2, 1998


STATE OF NEW YORK   )
                    :
COUNTY OF NEW YORK  )

      On the 12th day of April, 1995, before me personally came John S. Dyson, to me known, who, being by me duly sworn, did depose and say that he has an address at City Hall, New York, New York; that he is the Deputy Mayor of The City of New York and the same person who executed the foregoing instrument; and that he acknowledged that he signed his name thereto on behalf of The City of New York and pursuant to the authority vested in him.

                                                       /s/ Frieda L. Dweck
                                                --------------------------------
                                                         Notary Public

                                                       FRIEDA L. DWECK
                                              Notary Public, State of New York
                                                       No. 24-4904179
                                                  Qualified in Kings County
                                             Commission Expires August 10, 1995